Exhibit 10.13
$25,000,000 REVOLVING CREDIT FACILITY
$10,000,000 TERM LOAN
CREDIT AGREEMENT
by and among
THE O’GARA GROUP, INC.
and
THE LENDERS PARTY HERETO
and
PNC BANK, NATIONAL ASSOCIATION, As Administrative Agent
Dated as of January 16, 2009

TABLE OF CONTENTS

Page
1. CERTAIN DEFINITIONS	1
1.1 Certain Definitions	1
1.2 Construction	21
1.3 Accounting Principles	22

2. REVOLVING CREDIT AND SWING LOAN FACILITIES	22
2.1 Revolving Credit Commitments	22
2.1.1 Revolving Credit Loans	22
2.1.2 Swing Loan Commitment	23
2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans	23
2.3 Commitment Fees	23
2.4 Intentionally Omitted	23
2.5 Revolving Credit Loan Requests; Swing Loan Requests	24
2.5.1 Revolving Credit Loan Requests	24
2.5.2 Swing Loan Requests	24
2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans	25
2.6.1 Making Revolving Credit Loans	25
2.6.2 Presumptions by the Administrative Agent	25
2.6.3 Making Swing Loans	25
2.6.4 Repayment of Revolving Credit Loans	26
2.6.5 Borrowings to Repay Swing Loans	26
2.7 Notes	26
2.8 Use of Proceeds	26
2.9 Letter of Credit Subfacility	26
2.9.1 Issuance of Letters of Credit	26
2.9.2 Letter of Credit Fees	27
2.9.3 Disbursements, Reimbursement	28
2.9.4 Repayment of Participation Advances	29
2.9.5 Documentation	30
2.9.6 Determinations to Honor Drawing Requests	30
2.9.7 Nature of Participation and Reimbursement Obligations	30
2.9.8 Indemnity	31
2.9.9 Liability for Acts and Omissions	32
2.9.10 Issuing Lender Reporting Requirements	33
2.10 Increase in Commitments	33
2.10.1 Increasing Lenders and New Lenders	33

3. TERM LOANS	35
3.1 Term Loan Commitments	35

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v

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 1.1(S)	-	EXCLUDED SUBSIDIARIES
SCHEDULE 2.9	-	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 6.1.5	-	LITIGATION
SCHEDULE 6.1.14	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.1.1	-	OPINION OF COUNSEL
SCHEDULE 8.1.3	-	INSURANCE REQUIREMENTS RELATING TO COLLATERAL
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)	-	COLLATERAL ASSIGNMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(I)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(L)	-	LANDLORD WAIVER
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(N)(3)	-	TERM NOTE
EXHIBIT 1.1(P)(1)	-	PATENT, TRADEMARK AND COPYRIGHT ASSIGNMENT
EXHIBIT 1.1(P)(2)	-	PLEDGE AGREEMENT
EXHIBIT 1.1(S)	-	SECURITY AGREEMENT
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST
EXHIBIT 8.2.6	-	ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

CREDIT AGREEMENT
     THIS CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of January 16, 2009 and is made by and among The O’Gara Group, Inc., an Ohio corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).
     The Borrower has requested the Lenders to provide (i) a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $25,000,000 and (ii) a $10,000,000 term loan facility. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:
1. CERTAIN DEFINITIONS
     1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
          Acquired Companies shall mean Isoclima and its Subsidiaries, TPS and its Subsidiaries, OmniTech Partners, Inc., a Pennsylvania corporation, Optical Systems Technology, Inc., a Pennsylvania corporation, and Keystone Applied Technologies, Inc., a Pennsylvania corporation.
          Acquisition shall mean collectively, the acquisitions described in the Acquisition Documents entered into by the Borrower to acquire the Acquired Companies.
          Acquisition Documents shall mean the those certain agreements as in effect on the date hereof (with only such amendments, supplements or modifications as are hereafter consented to by the Required Lenders or such extensions that do not alter the purchase price thereunder) entered into in connection with the Acquisition and all other instruments, certificates or documents delivered or contemplated to be delivered thereunder or in connection therewith, as the same may be supplemented or amended from time to time in accordance herewith.
          Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns.
          Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].
          Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].
          Affiliate as to any Person any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or

(iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.
          Alternate Currency means with respect to any Revolving Credit Loan (a) euro, (b) Mexican pesos, (c) British pound, (d) Croatian kuna and (e) Canadian dollar.
          Ancillary Security Documents shall mean all documents, instruments, environmental reports, agreements, endorsements, policies and certificates requested by the Administrative Agent and customarily delivered by any property owner in connection with a mortgage financing. Without limiting the generality of the foregoing, examples of Ancillary Security Documents would include insurance policies (other than title insurance) or certificates regarding any collateral, lien searches, estoppel letters, flood insurance certifications, environmental audits which shall meet the Administrative Agent’s minimum requirements for phase I environmental assessments or phase II environmental assessments, as applicable, opinions of counsel and the like.
          Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).
          Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”
          Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”
          Applicable Margin shall mean, as applicable:
          (A) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread”,
          (B) the percentage spread to be added to the Base Rate applicable to Term Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term Loan Base Rate Spread”,
          (C) the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit LIBOR Rate Spread”, or

          (D) the percentage spread to be added to the LIBOR Rate applicable to Term Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term Loan LIBOR Rate Spread”.
          Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          Assignment and Assumption means an assignment and assumption entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).
          Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer or Assistant Treasurer of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.
          Availability shall mean the difference between the Revolving Credit Commitments minus the sum of the Revolving Facility Usage and the outstanding Swing Loans.
          Base Rate shall mean for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate plus 0.5%, and (b) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent (the “Prime Rate”), and (c) the Daily LIBOR Rate plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
          Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in either Section 4.1.1(i) [Revolving Credit Base Rate Option]or Section 4.1.2(i) [Term Loan Base Rate Option], as applicable.
          Borrower shall mean The O’Gara Group, Inc., a corporation organized and existing under the laws of the State of Ohio.
          Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
          Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans denominated in the same currency to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

          Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant currency in the London interbank market, other applicable interbank market, or the principal financial center of the country in which payment or purchase of the relevant Alternate Currency can be made (and, if the Loan or Letter of Credit drawing which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro).
          “Cash Collateral” shall have the meaning assigned to such term in the definition of “Cash Collateralize”.
          Cash Collateralize means to pledge and deposit with or deliver to Administrative Agent, as collateral for any Obligations arising under any Letter of Credit, cash or deposit account balances (“Cash Collateral”) pursuant to documentation satisfactory to Administrative Agent. Such Cash Collateral shall be maintained in blocked deposit accounts with the Administrative Agent.
          Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Official Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Official Body.
          Closing Date shall mean the Business Day on which the first Loan shall be made which date shall be on or before February 17, 2009.
          Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
          Collateral shall mean the collateral under the (i) Security Agreement (ii) Pledge Agreement, (iii) Collateral Assignments, (iv) Patent, Trademark and Copyright Assignment or (v) Mortgages.
          Collateral Assignments shall mean each of the Collateral Assignments substantially in the form of Exhibit 1.1(C).
          Collateral Documents shall have the meaning assigned to that term in Section 6.1.11 [Liens in Collateral].
          Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of the Administrative Agent, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Lenders.

          Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].
          Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrower].
          Complying Lender shall mean any Lender which is not a Non-Complying Lender.
          Consolidated EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, depletion, amortization, interest expense, income tax expense, non-cash loss on derivative items (SFAS 133 and its successors), non-cash purchase accounting adjustments (SFAS 141 and its successors), non-cash foreign currency transaction losses (SFAS 52 and its successors), other non-recurring, non-cash charges to net income, non-recurring Transaction Expenses paid during such period which are expensed and not capitalized, excess compensation paid for and expensed by Transportadora de Proteccion y Seguridad, S.A. de C.V. during the 2008 fiscal year in an amount not to exceed $2,100,000 for such fiscal year, a founders bonus paid for and expensed by the Borrower during the 2008 fiscal year in an amount not to exceed $1,000,000 for such fiscal year, and non-cash stock option expense items (SFAS123, 148 and APB 25 and each of their respective successors) incurred minus (ii) the sum of non-recurring, non-cash credits to net income, interest income, non-cash gain on derivative items (SFAS 133 and its successors), non-cash foreign currency transaction gains (SFAS 52 and its successors) and non-cash stock option gain items (SFAS123, 148 and APB 25 and each of their respective successors), in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. For purposes of this definition, with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition or the Acquisitions, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition or Acquisitions had been consummated at the beginning of such period. Additionally, for purposes of this definition, with respect to a business or assets disposed of by the Loan Parties pursuant to Section 8.2.7 [Disposition of Assets or Subsidiaries] hereof, Consolidated EBITDA shall be calculated as if such disposition had been consummated at the beginning of such period.
          Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage on such day.
          Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.
          Dollar Equivalent shall mean (A) with respect to a Letter of Credit the amount in Dollars (i) which is to be paid in Dollars under the Letter of Credit, and (ii) which is equivalent to the amount to be paid in a currency other than Dollars under the Letter of Credit computed at the Administrative Agent’s then current selling rate of exchange, as reasonably determined by Administrative Agent, for payment by teletransmission or otherwise to or at the place of payment when and in the currency in which payment is to be made under the Letter of Credit, plus any and all costs, premiums, and expenses arising from all currency conversions incurred by Administrative Agent in connection therewith, and (B) with respect to Revolving Credit Loans

(i) as to any such Loan denominated in Dollars, the principal amount thereof, and (ii) as to any such Loan denominated in an Alternate Currency, the amount in Dollars which is equivalent to the principal amount thereof, determined by the Administrative Agent using the Exchange Rate with respect to such Alternate Currency at the time in effect.
          Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
          Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances or the environment; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.
          ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
          ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrower and are treated as a single employer under Section 414 of the Code.
          ERISA Event means (a) a reportable event (under Section 4043 of ERISA) for which notice thereof has not been waived with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.
          ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

          Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”
          Exchange Rate means, on any day, with respect to an Alternate Currency, the rate at which such Alternate Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. London or such other applicable time, on such date by reference to the Bloomberg Financial Markets system for such Alternate Currency (or other authoritative source selected by the Administrative Agent in its sole discretion) or, in the event of the unavailability of any such source, the Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternate Currency are then being conducted, at or about 11:00 a.m. at the place of such market, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
          Excluded Subsidiaries shall mean Subsidiaries listed on Schedule 1.1(S) or any Loan Parties’ Foreign Subsidiary where: (a) the delivery of a guarantee is restricted by the jurisdiction in which such Foreign Subsidiary is organized, (b) the giving of a guarantee by such Foreign Subsidiary would result in material increased tax liabilities for the Borrower and its consolidated subsidiaries, taken as a whole or (c) the costs of obtaining a guaranty in any particular foreign jurisdiction are unreasonably excessive in relation to the benefits to the Lenders afforded thereby as determined by the Administrative Agent. The Excluded Subsidiaries are not required to join this Agreement as Guarantors.
          Excluded Taxes shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.9.5 [Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.9.1 [Payment Free of Taxes].
          Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
          Existing Lender shall have the meaning assigned to that term in Section 2.10.1 [Increasing Lenders and New Lenders].

          Expiration Date shall mean, with respect to the Revolving Credit Commitments, the three year anniversary date of the Closing Date.
          Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
          Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Rate changes, the rate of interest with respect to any advance to which the Federal Funds Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.
          Fixed Charge Coverage Ratio shall mean the ratio of Consolidated EBITDA to Fixed Charges.
          Fixed Charges shall mean for any period of determination the sum of interest expense, income taxes, scheduled principal installments on Indebtedness (as adjusted for prepayments), capital expenditures and payments under capitalized leases, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.
          Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          Foreign Subsidiaries shall mean, for any Person, each Subsidiary of such Person that is incorporated or organized under the laws of any jurisdiction other than the United States of America or any state or territory thereof.

          GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.
          Government Contract shall mean any contract with the United States, any foreign country, or any state or political subdivision thereof or any department, agency or instrumentality of the United States, any foreign country, or any state or political subdivision thereof.
          Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.
          Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).
          Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
          Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors.
          Hedge Agreements shall mean foreign exchange agreements, currency swap agreements, interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor agreements, commodity hedges or similar hedging agreements entered into by the Loan Parties or their Subsidiaries in the ordinary course of business and not for speculative purposes.
          Increasing Lender shall have the meaning assigned to that term in Section 2.10.1 [Increasing Lenders and New Lenders].
          Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several), but without duplication, of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other similar evidence of indebtedness and which are not more than 120 days past due), or (v) any Guaranty of Indebtedness for borrowed money.

          Indemnified Taxes shall mean Taxes of the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder other than Excluded Taxes.
          Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].
          Indemnity shall mean an indemnity agreement in the form and substance satisfactory to the Administrative Agent relating to possible environmental liabilities associated with any of the owned or leased real property of the Loan Parties or their Subsidiaries.
          Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.
          Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.
          Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I).
          Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans or Term Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months; provided, however, that any Revolving Credit Loan made in an Alternate Currency shall be available only as a one Month period. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

          Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.
          IPO shall mean that certain initial public offering of the Borrower’s common stock that shall occur on the Closing Date.
          IRS shall mean the Internal Revenue Service.
          Isoclima shall mean Finanziaria Industriale S.p.A., a company organized under the laws of Italy.
          Issuing Lender means PNC Bank, in its individual capacity as issuer of Letters of Credit hereunder and any other Lender that Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.
          Joint Venture shall mean a corporation, partnership, limited liability company or other entities in which any Person other than any of the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.
          Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.
          Lender Provided Hedge shall mean a Hedge Agreement which is provided by any Lender and with respect to which the Administrative Agent confirms meets the following requirements: such Hedge Agreement (i) is documented in a standard International Swap Dealer Association Agreement or a similar agreement in form and substance satisfactory to the Administrative Agent, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties to the provider of any Lender Provided Hedge (the “Hedge Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Collateral Documents and otherwise treated as Obligations for purposes of each of the other Loan Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents.
          Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.
          Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
          Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

          Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].
          Letter of Credit Obligation means, as of any date of determination, the aggregate Dollar Equivalent amount (which with respect to Letters of Credit not yet honored shall be calculated by Administrative Agent on the basis of reasonable assumptions) available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
          Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
          Leverage Ratio shall mean, as of the end of any date of determination, the ratio of (A) consolidated Indebtedness of Borrower and its Subsidiaries on such date to (B) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.
          LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum; provided, however, that with respect to any Revolving Credit Loan made in an Alternate Currency such quotient shall not be rounded upwards or downwards) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in Dollars or the applicable Alternate Currency (as the case may be) are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which deposits in Dollar or the applicable Alternate Currency (as the case may be) are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m. London (such other applicable time with respect to an Alternate Currency) time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars or the applicable Alternate Currency (as the case may be) for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage. LIBOR may also be expressed by the following formula:

Average of London interbank offered rates quoted by Bloomberg or appropriate successor as shown on

LIBOR =	Bloomberg Page BBAM1

1.00 - LIBOR Reserve Percentage

          The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
          LIBOR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option] or Section 4.1.2(ii) [Term Loan LIBOR Rate Option], as applicable.
          LIBOR Rate Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).
          Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
          Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Collateral Assignments, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Mortgage, the Notes, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement, and any other instruments, certificates or documents delivered in connection herewith or therewith.
          Loan Parties shall mean the Borrower and the Guarantors.
          Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].
          Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans and the Term Loans or any Revolving Credit Loan, Swing Loan or the Term Loan.
          Material Adverse Change shall mean any set of circumstances or events which (a) has any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties, Isoclima and its Subsidiaries and TPS and its Subsidiaries, taken as a whole, (c) impairs materially the ability of the Loan Parties, Isoclima and its Subsidiaries and TPS and its Subsidiaries, taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

          Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
          Mortgage shall mean a mortgage or deed of trust in form and substance satisfactory to the Administrative Agent executed and delivered by any Loan Party to the Administrative Agent for the benefit of the Lenders with respect to the real estate owned by such Loan Party.
          Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.
          New Lender shall have the meaning assigned to that term in Section 2.10.1 [Increasing Lenders and New Lenders].
          Non-Complying Lender shall mean any Lender which has failed to fund any Loan which it is required to fund, or pay any other amount which it is required to pay to the Administrative Agent or any other Lender, within one day of the due date therefor.
          Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].
          Notes shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and in the form of Exhibit 1.1(N)(3) evidencing the Term Loans.
          Notices shall have the meaning specified in Section 11.5 [Notices; Effectiveness; Electronic Communication].
          Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Hedge and (iii) any Other Lender Provided Financial Service Products.
          Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          OSTI shall mean OmniTech Partners, Inc., a Pennsylvania corporation, Optical Systems Technology, Inc., a Pennsylvania corporation, and Keystone Applied Technologies, Inc., a Pennsylvania corporation.
          Other Lender Provided Financial Service Products shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.
          Other Taxes shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except for any Excluded Taxes.
          Participant has the meaning specified in Section 11.8.4 [Participations].
          Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
          Patent, Trademark and Copyright Assignment shall mean the Patent, Trademark and Copyright Collateral Assignment in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.
          Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.
          Payment In Full shall mean payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.
          PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
          Pension Plan means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.
          Permitted Acquisitions shall have the meaning assigned to such term in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

          Permitted Investments shall mean:
          (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
          (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;
          (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition; and
          (iv) money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(iii) above.
          Permitted Liens shall mean:
          (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
          (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;
          (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
          (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, or Liens in favor of the United States or any state or political subdivision thereof or any department, agency or instrumentality of the United States, or any state or political subdivision thereof in connection with any Government Contract;
          (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
          (vi) Liens, security interests and mortgages in favor of the Administrative Agent and the Lenders securing the Obligations (including obligations in connection with Lender Provided Hedges and Other Lender Provided Financial Service Products);

          (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases permitted in Section 8.2.14 [Capital Expenditures and Leases] securing obligations of such Loan Party or Subsidiary to the lessor under such leases;
          (viii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount outstanding as of the date hereof (as well as any refinancings thereof) secured thereby is not hereafter increased, and no additional assets (other than any replacement assets) become subject to such Lien;
          (ix) Purchase Money Security Interests; provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $1,000,000 for Loan Parties and $2,000,000 for Excluded Subsidiaries (excluding for the purpose of this computation any loans or deferred payments or refinancings thereof secured by Liens described on Schedule 1.1(P)); and
          (x) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:
          (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
          (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
          (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
          (4) Liens resulting from final judgments or orders described in Section 9.1.6 [Final Judgments or Orders].
          Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
          Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

          Pledge Agreement shall mean those certain Pledge Agreements in (i) substantially the form of Exhibit 1.1(P)(2) or (ii) such other form acceptable to the Administrative Agent, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.
          PNC Bank shall mean PNC Bank, National Association, its successors and assigns.
          Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
          Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
          Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under (i) the Uniform Commercial Code or (ii) any other applicable Law of any other jurisdiction that may be applicable to the Collateral that is pledged pursuant to the Pledge Agreement, in the Collateral which is subject only to statutory Liens for taxes not yet due and payable or Purchase Money Security Interests.
          Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Administrative Agent).
          Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.
          Ratable Share shall mean the proportion that a Lender’s Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders. If the Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.
          Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
          Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
          Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for

any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
          Required Interest Rate Hedge shall have the meaning assigned to that term in Section 8.1.10 [Required Interest Rate Hedge].
          Required Lenders shall mean
          (A) If there exists fewer than three (3) Lenders, all Lenders, and
          (B) If there exist three (3) or more Lenders:
          (i) if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Complying Lenders whose Commitments (excluding the Swing Loan Commitments) aggregate at least the majority of the Commitments (excluding the Swing Loan Commitments) of all of the Complying Lenders, or
          (ii) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any group of Complying Lenders if the sum of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Lenders then outstanding aggregates at least the majority of the total principal amount of all of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of all of the Complying Lenders then outstanding.
          Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].
          Restricted Investments shall mean all of the following with respect to any of the Excluded Subsidiaries: (i) investments or contributions by any of the Loan Parties directly or indirectly in or to the capital of or other payments to or for the benefit of such Excluded Subsidiary, (ii) loans by any of the Loan parties directly or indirectly to such Excluded Subsidiary, (iii) guaranties by any of the Loan Parties directly or indirectly of the obligations of such Excluded Subsidiary, or (iv) other obligations, contingent or otherwise, of any of the Loan Parties to or for the benefit of such Excluded Subsidiary.
          Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
          Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately the Dollar Equivalent amount of all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or 2.9.3 [Disbursements, Reimbursement].
          Revolving Facility Usage shall mean at any time the sum of the outstanding Dollar Equivalent amount of Revolving Credit Loans and the Letter of Credit Obligations.

          Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.
          Security Documents shall mean the Security Agreement, the Pledge Agreement, the Patent, Trademark and Copyright Assignment, the Collateral Assignments, Mortgages, deeds of trust, and all other documents, instruments, and agreements sufficient to provide the Administrative Agent for the benefit of the Lenders with a first priority perfected Lien, subject only to Permitted Liens, on the Collateral.
          Settlement Date shall mean the Business Day on which the Agent elects to effect settlement pursuant to Section 5.11 [Settlement Date Procedures].
          Solvent shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
          Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].
          Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which 50% or more of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.
          Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

          Swing Loan Commitment shall mean PNC Bank’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $2,000,000.
          Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
          Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.
          Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.
          Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
          Term Loan shall have the meaning specified in Section 3.1 [Term Loan Commitments]; Term Loans shall mean collectively all of the Term Loans.
          Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.
          Term Loan Commitment Increase Date shall have the meaning assigned to that term in Section 2.10.1(ii).
          TPS shall mean Transportadoro de Proteccion y Seguridad, S.A. de C.V., a company organized under the laws of Mexico.
          Transaction Expense shall mean any expenses incurred by the Borrower or any Subsidiary thereof in connection with the Acquisitions or any Permitted Acquisition; provided that such Acquisition or Permitted Acquisition actually occurs.
          Underwriting Agreement shall mean the Underwriting Agreement of the Borrower executed in connection with the IPO.
          USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
     1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase

“without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Standard Time or Eastern Daylight Time, as applicable.
     1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would affect the computation of any of the financial covenants set forth in Section 8.2 [Negative Covenants], then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the Borrower’s financial statements at that time, provided that, until so amended such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein.
          2. REVOLVING CREDIT AND SWING LOAN FACILITIES
     2.1 Revolving Credit Commitments.
          2.1.1 Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in Dollars or an Alternate Currency to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to such Loan (i) the aggregate Dollar Equivalent amount of Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Letter of Credit Obligations, (ii) the Revolving Facility Usage plus the amount of the outstanding Swing Loans shall not exceed the Revolving Credit Commitments, (iii) the aggregate Dollar Equivalent Amount of all Loans and Letters of Credit denominated in an Alternate Currency shall not exceed $5,000,000, and (iv) Revolving Credit Loans subject to the Base Rate Option shall be made solely in Dollars and Revolving Credit Loans subject to the LIBOR Rate Option may be made in Dollars or (subject to the limits hereof) an Alternate Currency. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.
          2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $2,000,000 (the “Swing Loan Commitment”), provided that Swing Loans shall be made solely in Dollars and provided further that the aggregate principal amount of PNC Bank’s Swing Loans and the Revolving Credit Loans of all the Lenders at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.
     2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent amount of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
     2.3 Commitment Fees. Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) times the average daily difference between the amount of (i) the Revolving Credit Commitments (for purposes of this computation, PNC Bank’s Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) and the (ii) the Revolving Facility Usage. All Commitment Fees shall be payable in arrears on each Payment Date.
     2.4 Intentionally Omitted.

     2.5 Revolving Credit Loan Requests; Swing Loan Requests.
          2.5.1 Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m. (i) three (3) Business Days, or with respect to any Revolving Credit Loan Requests in Alternate Currency four (4) Business Days, prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day as either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount (which shall be denominated in Dollars notwithstanding that the requested Loan may be advanced in an Alternate Currency) and, if applicable, the Alternate Currency of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the LIBOR Rate Option and in integral multiples of $100,000 and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option. If the Borrower fails to specify in its Loan Request an Alternate Currency for the Loan requested thereby, the Borrower shall be deemed to have requested that such Loan be denominated in Dollars and, if upon the expiration of any Interest Period applicable to LIBOR Loans denominated in an Alternate Currency, the Borrower has failed to give timely notice of its selection of a new Interest Period to be applicable to such LIBOR Loans, the Borrower shall be deemed to have elected to continue such LIBOR Loans in such Alternate Currency effective on the last day of such Interest Period for an additional one month Interest Period.
          2.5.2 Swing Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request PNC Bank to make Swing Loans by delivery to PNC Bank not later than 12:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

     2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.
          2.6.1 Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans] and, if a Loan is requested in an Alternate Currency, the Administrative Agent shall advise each Lender the amount thereof in such Alternate Currency. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent in Dollars or the relevant Alternate Currency such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars or, as applicable, the relevant Alternate Currency and immediately available funds at the Principal Office prior to 2:00 p.m. on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].
          2.6.2 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
          2.6.3 Making Swing Loans. So long as PNC Bank elects to make Swing Loans, PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. on the Borrowing Date.

          2.6.4 Repayment of Revolving Credit Loans. The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.
          2.6.5 Borrowings to Repay Swing Loans. PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lenders’ Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC Bank shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC Bank.
     2.7 Notes. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swing Loans and Term Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note, a swing Note and a term Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment, Swing Loan Commitment or Term Loan Commitment, as applicable, of such Lender.
     2.8 Use of Proceeds. The proceeds of the Loans shall be used to: (i) partially finance the Acquisitions; (ii) pay fees and expenses associated with the Acquisitions; (iii) refinance existing indebtedness and (iv) with respect to the proceeds from the Revolving Credit Loans, fund working capital, Permitted Acquisitions, capital expenditures and other general corporate purposes.
     2.9 Letter of Credit Subfacility.
          2.9.1 Issuance of Letters of Credit. (a) On the Closing Date, the outstanding letters of credit previously issued by any Lender under that certain credit agreement by and between the Borrower and PNC Bank dated July 13, 2007 that are set forth on Schedule 2.9 (the “Existing Letters of Credit”) will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrower for all purposes of this Agreement and the other Loan Documents. Borrower may at any time prior to the Expiration Date request the issuance of standby or commercial letters of credit (each a “Letter of Credit”), or the amendment or extension of an Existing Letter of Credit, on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least four (4) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date, unless such Letter of Credit is Cash Collateralized one (1) month prior to the Expiration Date in an amount equal to 105% of such Letter of Credit. In no event shall (i) the Letter of Credit Obligations exceed, at any one time, the Dollar Equivalent amount of $10,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Borrower may request Letters of Credit denominated in an Alternate Currency; provided, however, that the amount of each Letter of Credit denominated in an Alternate Currency shall reduce on a dollar for dollar basis the amount of Revolving Credit Loans that may be made or outstanding in an Alternate Currency pursuant to Section 2.1.1(iii). Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     (b) If from time to time on any date the aggregate Dollar Equivalent amount of Letters of Credit Obligations, at exchange rates then prevailing and available to the Administrative Agent, exceeds $10,000,000 (such excess amount, calculated at any time and from time to time, being referred to herein as the “Exchange Rate L/C Excess Amount”), the Borrower shall thereupon provide cash collateral to the Administrative Agent (to be held in an interest-bearing account with the Administrative Agent) in an amount equal to the Exchange Rate L/C Excess Amount, and the Borrower hereby pledges to the Administrative Agent for the benefit of the Administrative Agent and each Lender, and grants to the Administrative Agent for the benefit of the Administrative Agent and each Lender a security interest in, all such cash and the deposit account to which it is credited, and the proceeds thereof, as security for the Borrower’s reimbursement obligations with respect to Letters of Credit and all other Obligations. Unless an Event of Default has occurred and is continuing, the Administrative Agent shall return to the Borrower any amount of cash collateral which is in excess of the Exchange Rate L/C Excess Amount.
          2.9.2 Letter of Credit Fees. The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.25% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.
     2.9.3 Disbursements, Reimbursement. Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount and currency equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
               2.9.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon, on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the Dollar Equivalent of the amount so paid by the Issuing Lender under the Letter of Credit. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon, on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans in an amount equal to the Dollar Equivalent of the amount paid by the Issuing Lender under the Letter of Credit be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
               2.9.3.2 Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.
               2.9.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing”) in an amount equal to the Dollar Equivalent of the amount paid by the Issuing Lender under the Letter of Credit for such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.
          2.9.4 Repayment of Participation Advances.
               2.9.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.
               2.9.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

          2.9.5 Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
          2.9.6 Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
          2.9.7 Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:
          (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;
          (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];
          (iii) any lack of validity or enforceability of any Letter of Credit;
          (iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);
          (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;
          (vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
          (vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
          (viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
          (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
          (x) any breach of this Agreement or any other Loan Document by any party thereto;
          (xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;
          (xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
          (xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
          (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
          2.9.8 Indemnity. The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.
          2.9.9 Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any governmental authority, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
          Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
          In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.
          2.9.10 Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first business day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.
     2.10 Increase in Commitments.
          2.10.1 Increasing Lenders and New Lenders.
               From the Closing Date up through the two (2) year anniversary thereof, the Borrower shall have the right to make up to two (2) requests prior to the Expiration Date that: (1) the current Lenders (the “Existing Lenders”) increase their Term Loan Commitments (an Existing Lender which elects to increase its Term Loan Commitment shall be referred to as an “Increasing Lender”) and/or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Term Loan Commitment hereunder, subject to the following terms and conditions:
          (i) No Obligation to Increase. No Existing Lender shall be obligated to increase its Term Loan Commitment and any increase in the Term Loan Commitment by any Existing Lender shall be in the sole discretion of such Existing Lender.

          (ii) Defaults. There shall exist no Event of Default or Potential Default on the effective date of such increase (the “Term Loan Commitment Increase Date”) after giving effect to such increase.
          (iii) Aggregate Revolving Credit Commitments. After giving effect to any such increase, the total Term Loan Commitments shall not exceed $25,000,000 and the total aggregate amount of such increase shall not exceed $15,000,000.
          (iv) Minimum Increases. The request for an increase shall be in a minimum amount of $7,500,000.
          (v) Use of Proceeds. The proceeds of any increase shall not be used to pay any Indebtedness of any of the Acquired Companies.
          (vi) Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the Term Loan Commitment Increase Date the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Term Loan Commitment has been approved by such Loan Parties and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.
          (vii) Notes. The Borrower shall execute and deliver to each Increasing Lender and New Lender a Note (except if such New Lender or Increasing Lender requests that it not receive a Note) reflecting the amount of such New Lenders’ and/or Increasing Lender’s increase in Term Loan Commitment.
          (viii) Approval. The Administrative Agent, in its discretion, which will not be unreasonably withheld, and the Increasing Lender or New Lender, as the case may be, that is providing such increase, shall have approved of such increase.
          (ix) Increasing Lenders. If any portion of the increase in Term Loan Commitments is being provided by one or more Increasing Lenders, then such Increasing Lenders shall confirm their agreement to increase their Term Loan pursuant to a term loan commitment increase agreement, reasonably acceptable to the Administrative Agent, signed by the Increasing Lenders and the Loan Parties and delivered to the Administrative Agent at least five (5) Business Days before the Term Loan Commitment Increase Date.
          (x) New Lenders—Joinder. If the Borrower desires that one or more New Lenders provide all or a portion of such increase in Term Loan Commitments, then each New Lender, the Loan Parties and the Administrative Agent shall execute a joinder and assumption agreement, acceptable to the Administrative Agent, pursuant to which the New Lender shall join and become a party to this Agreement and any other Loan Documents as applicable, effective on the Term Loan Commitment Increase Date with a Term Loan Commitment in the amount set forth in Schedule I to such joinder and assumption agreement.

3. TERM LOANS
     3.1 Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a term loan (the “Term Loan”) to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding such Lender’s Term Loan Commitment. Additionally, subject to the terms and conditions of Section 2.10 [Increase in Commitments], the Borrower may request an additional Term Loan in an amount equal to $15,000,000 on or after the Closing Date. All Term Loans shall be made solely in Dollars.
     3.2 Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms. The obligations of each Lender to make Term Loans to the Borrower shall be in the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrower, but each Lender’s Term Loan to the Borrower shall never exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Closing Date unless otherwise consented to by such Lender pursuant to Section 2.10 [Increase in Commitments]. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. The Term Loans shall be payable as follows: four (4) quarterly payments of $500,000 payable on July 1, 2009, October 1, 2009, January 1, 2010 and April 1, 2010; four (4) quarterly payments of $750,000 payable on July 1, 2010, October 1, 2010, January 1, 2011 and April 1, 2011; and four (4) quarterly payments of $1,250,000 payable on July 1, 2011, October 1, 2011, January 1, 2012 and the date which is the three (3) year anniversary of the Closing Date; provided, however, that upon the Borrower’s election to increase the Term Loan Commitments pursuant to Section 2.10 [Increase in Commitments], the Borrower shall, in addition to the amounts set forth above, pay to the Lenders on each Payment Date, an amount equal to any increase in Term Loan divided by the remaining repayments dates until the Expiration Date, together with any and all remaining principal due on the Expiration Date.
4. INTEREST RATES
     4.1 Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than seven (7) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Notwithstanding any other term hereof, all payments of interest on Loans outstanding in an Alternate Currency shall be paid in that Alternate Currency.
          4.1.1 Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:
          (i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
          (ii) Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed, provided that, for Revolving Credit Loans denominated in an Alternate Currency for which a 365-day basis is the only market practice available, interest shall be calculated on the basis of a year of 365 days) equal to the LIBOR Rate plus the Applicable Margin.
Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans and only the LIBOR Rate Option shall apply to any Loans made in an Alternate Currency.
          4.1.2 Term Loan Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:
          (i) Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
          (ii) Term Loan LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.
          4.1.3 Rate Quotations. The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
     4.2 Interest Periods. At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days, or with respect to any Revolving Credit Loan Requests in Alternate Currency four (4) Business Days, prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest

Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:
          4.2.1 Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of $500,000 and not less than $1,000,000; and
          4.2.2 Renewals. In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
     4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:
          4.3.1 Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;
          4.3.2 Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and
          4.3.3 Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.
     4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.
          4.4.1 Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have reasonably determined that:
          (i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or
          (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].
          4.4.2 Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have reasonably determined that:
          (i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

          (ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or
          (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].
          4.4.3 Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option (provided that any Loan denominated in an Alternate Currency shall be repaid in full) otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date (provided that any Loan denominated in an Alternate Currency shall be repaid in full).
     4.5 Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option or Term Loan Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

5. PAYMENTS
     5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in the currency in which such respective Loans were made and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”
     5.2 Pro Rata Treatment of Lenders. Each borrowing shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent’s Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Loans, shall (except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Lender. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.6.5 [Borrowings to Repay Swing Loans].
     5.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Ratable Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
          (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
          (ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
     5.4 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

     5.6 Voluntary Prepayments.
          5.6.1 Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least three (3) Business Days, or with respect to any prepayment of Revolving Credit Loans in Alternate Currency four (4) Business Days, prior to the date of prepayment of the Revolving Credit Loans or Term Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:
     (w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;
     (x) a statement indicating the application of the prepayment between the Revolving Credit Loans and Term Loans and Swing Loans
     (y) with respect to any prepayment of any Loans subject to the LIBOR Rate Option, a statement indicating the application of the prepayment between the LIBOR Rate Option tranches; and
     (z) Unless otherwise provided for in the Swing Note or any other Loan Document, the total principal amount and currency(s) of such prepayment, which shall not be less than the lesser of (i) the Facility Usage or (ii) $100,000 for any Swing Loan or the Dollar Equivalent amount of $500,000 for any Revolving Credit Loan or Term Loan.
               All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.6.1 [Right to Prepay] shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].
          5.6.2 Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Non-Complying Lender or otherwise, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in

Section 11.1 [Modifications, Amendments or Waivers] then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
          (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];
          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
          (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and
          (iv) such assignment does not conflict with applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     5.7 Mandatory Prepayments.
          5.7.1 Prepayment Events. The Borrower shall make a mandatory prepayment of principal on the Loans equal to:
          (i) the after-tax net proceeds (as estimated in good faith by the Borrower) of any sale of assets in excess of $100,000 authorized by Section 8.2.7(vii) [Disposition of Assets or Subsidiaries] (as estimated in good faith by the Borrower), together with accrued interest on such principal amount and such payment shall be made within five (5) Business Days of the receipt by Borrower or any other Loan Party of such funds;
          (ii) fifty percent (50%) of the after-tax net proceeds (as estimated in good faith by the Borrower) of any receipt of any funds resulting from additional member interests being issued in any Loan Party, other than any (a) issuances related to the IPO, (b) any subsequent follow-on public equity offerings of the Borrower, or (c) any funds generated from (1) membership interests issued by one Loan Party to another Loan Party or (2) exercises of options;

          (iii) the net proceeds of Indebtedness incurred by any of the Loan Parties other than Indebtedness permitted under Section 8.2.1 [Indebtedness] and such payment shall be made within five (5) Business Days of the receipt by Borrower or any other Loan Party of such funds;
          (iv) the after-tax net proceeds (as estimated in good faith by the Borrower) of any insurance proceeds which individually or in the aggregate, involve more than $500,000 in any fiscal year and such payment shall be made within one hundred eighty (180) days of receipt of such insurance or condemnation proceeds; and
          (v) any amount that is greater than 100% of the Revolving Credit Commitments as a result of a fluctuation in exchange rates between any Alternate Currency and Dollars if, upon the earlier of the last day of an Interest Period or the first Business Day of any calendar quarter, the amount of the Revolving Facility Usage plus Swing Loans outstanding (minus any Cash Collateral provided in regard to Letters of Credit) exceeds the Revolving Credit Commitments, then the Borrower shall pay or prepay Revolving Credit Loans (subject to the Borrower’s indemnity obligations under Section 5.10) and cash collateralize the outstanding Letters of Credit on such day to such an extent that the Revolving Facility Usage shall not exceed the Revolving Credit Commitments after giving effect to such payments, prepayments, and cash collateral.
     All prepayments pursuant to this Section 5.7.1 (i) through (iv) shall be applied to payment of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities. All prepayments pursuant to this Section 5.7.1 (v) shall be applied to payment of the principal amount of the Revolving Credit Loans
          5.7.2 Application Among Interest Rate Options. All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a LIBOR Rate Option. In accordance with Section 5.10 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option on any day other than the last day of the applicable Interest Period.
     5.8 Increased Costs.
          5.8.1 Increased Costs Generally. If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;
          (ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the LIBOR Rate Option made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 [Taxes] and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or
          (iii) impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan under the LIBOR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
          5.8.2 Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.
          5.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
          5.8.4 Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
     5.9 Taxes.
          5.9.1 Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.
          5.9.2 Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 5.9.1 [Payments Free of Taxes] above, the Borrower shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.
          5.9.3 Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.
          5.9.4 Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Official Body, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          5.9.5 Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations. Further, the Administrative Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
          Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
          (i) two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
          (ii) two (2) duly completed valid originals of IRS Form W-8ECI,
          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two (2) duly completed valid originals of IRS Form W-8BEN, or
          (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.
To the extent that any Lender is not a Foreign Lender, such Lender shall submit to the Administrative Agent two (2) originals of a W-9 or any other form prescribed by applicable Law demonstrating that such Lender is not a Foreign Lender.

     5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a LIBOR Rate Option) which such Lender sustains or incurs as a consequence of any
          (i) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
          (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or
          (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.
          If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.
     5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. On each Settlement Date, the Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative

Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.
     5.12 Alternate Currency Repayments. Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any Loan made in an Alternate Currency shall be repaid in the same Alternate Currency in which such Loan was made, provided, however, that if it is impossible or illegal for the Borrower to effect payment of a Loan in the Alternate Currency in which such Loan was made, the Borrower may at its option after reasonable notice to and consultation with the Administrative Agent make such payment (i) at and to a different location, subsidiary, affiliate or correspondent of Administrative Agent, or (ii) in the Dollar Equivalent amount of Dollars, or (iii) in an equivalent amount (as determined by Administrative Agent in its reasonable discretion) of such other currency (freely transferable and convertible into Dollars) as the Required Lenders may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrower shall make such payment and the Borrower agrees to hold each Lender harmless from and against any loss incurred by any Lender arising from the cost to such Lender of any premium, any costs of exchange, the cost of hedging and covering the Alternate Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Alternate Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrower hereunder, the Borrower’s obligations under this Section shall survive termination of this Agreement.
     5.13 Alternate Currency Amounts — Rounding. Notwithstanding anything contained herein to the contrary, Administrative Agent may, with respect to requests by the Borrower for Loans in an Alternate Currency or prepayments of less than the full amount of a Loan denominated in an Alternate Currency, engage in reasonable rounding of the Alternate Currency amounts requested to be loaned or repaid; and, in such event, Administrative Agent shall notify the Borrower and the Lenders of such rounded amounts and the Borrower’s request or notice shall thereby be deemed to reflect such rounded amounts.
6. REPRESENTATIONS AND WARRANTIES
     6.1 Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:
          6.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and as of the Closing Date, each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the failure to be qualified would result in a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement, the other Loan Documents and the

Acquisition Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing.
          6.1.2 Subsidiaries and Owners; Investment Companies; Regulated Entities. Schedule 6.1.2 states (i) the name of each of the Borrower’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the "Subsidiary Equity Interests”), (ii)  as of the date hereof, the name of each holder of an equity interest in the Borrower, the amount, percentage and type of such equity interest (the “Borrower Equity Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (ii) (collectively the “Equity Interests”). The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.” None of the Loan Parties is a “holding company” or any “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended. None of the Loan Parties is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.
          6.1.3 Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance. The Borrower has delivered to the Administrative Agent for delivery to the Lenders a true and correct copy of the Acquisition Documents and the Underwriting Agreement and any amendments, waivers and other documents executed in connection therewith, and there has been no other amendment, waiver or modification of the Acquisition Documents and the Underwriting Agreement. All representations and warranties of the Borrower and, to the best of the Borrower’s knowledge, of the Acquired Companies contained in the Acquisition Documents are true and correct in all material respects. Upon consummation of the Acquisitions and thereafter, the real property and tangible and intangible personal property of the Acquired Companies pursuant to the Acquisition Documents shall be owned by the Borrower.

          6.1.4 No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement, the other Loan Documents or the Acquisition Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents). There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person that has not been obtained is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement, the other Loan Documents and the Acquisition Documents.
          6.1.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body except those set forth on Schedule 6.1.5, none of which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.
          6.1.6 Financial Statements.
          (i) Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the two fiscal years ended December 31, 2007. In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 2008 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Borrower’s management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to exclusion of footnotes and normal year-end audit adjustments.
          (ii) Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments which may cause a Material Adverse Change that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since December 31 2007, no Material Adverse Change has occurred.
          6.1.7 Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.
          6.1.8 Full Disclosure. Neither this Agreement nor any other Loan Document, nor any Acquisition Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading as of the date they were given. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.
          6.1.9 Taxes. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
          6.1.10 Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or has the right to use all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others.

          6.1.11 Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Assignments, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement and the Mortgage (collectively, the “Collateral Documents”) constitute and will continue to constitute first priority perfected Liens to the extent that perfection can be obtained by UCC filings and other acts contemplated by the Loan Documents. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrower.
          6.1.12 Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.
          6.1.13 ERISA Compliance. (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
               (ii) No ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan for the applicable plan year); (b) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (d) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
          6.1.14 Environmental Matters. Each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance in all material respects with applicable Environmental Laws except as disclosed on Schedule 6.1.14; provided that such matters so disclosed could not in the aggregate result in a Material Adverse Change.
          6.1.15 Solvency. The Loan Parties, taken as a whole, are Solvent. After giving effect to the transactions contemplated by the Loan Documents and the Acquisition Documents, including all Indebtedness incurred thereby, the Liens granted each Loan Party in connection therewith and the payment of all fees related thereto, the Loan Parties, taken as a whole, will be Solvent, determined as of the Closing Date.

          6.1.16 Employment Matters. Each of the Loan Parties is in compliance with all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party and its employees (collectively, “Labor Contracts”) and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and retraining notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties which in any case would constitute a Material Adverse Change.
     6.2 Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Administrative Agent, in its reasonable discretion, shall have accepted in writing such revisions or updates to such Schedule.
7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT
     The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
     7.1 First Loans and Letters of Credit.
          7.1.1 Deliveries. On or prior to the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:
          (i) A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that, after giving effect to the Acquisition, the Loan Parties are in compliance with each of their representations, warranties, covenants and conditions hereunder and no Event of Default or Potential Default exists and no Material Adverse Change has occurred and no material litigation exists since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent.
          (ii) A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.
          (iii) This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral.
          (iv) A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1, in form and substance satisfactory to the Administrative Agent.
          (v) (A) Written opinions of local counsel situated in the jurisdictions of formation of the first tier offshore subsidiaries of Borrower (including those acquired pursuant to the Acquisition Documents) as to which 65% of the stock or other ownership interests held therein by a Loan Party have been or are to be pledged to Administrative Agent for the benefit of the Lenders pursuant to a Pledge Agreement, such opinions shall address the enforceability of the pledge of such stock or other ownership interests under the laws of the local jurisdiction, what additional steps if any (such as registration) may be required by the laws or customs of the local jurisdiction in connection with such pledge, the collection rights of the Administrative Agent against such stock or other ownership interests under the laws of the local jurisdiction, and such other matters as may reasonably be requested by Administrative Agent; (B) to the extent any opinions of counsel were received by a Loan Party or a Subsidiary of a Loan Party in connection with any Acquisition, such opinion(s) shall be additionally addressed and directed to Administrative Agent for the benefit of the Lenders; and (C) to the extent requested by the Required Lenders, one or more written opinions of counsel addressing any material Acquisition not addressed by an opinion obtained pursuant to clause (B) directly above.
          (vi) Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements, as appropriate, attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured and lender loss payee.
          (vii) A duly completed pro forma Compliance Certificate as of the Closing Date, signed by an Authorized Officer of Borrower demonstrating that: (1) the Consolidated EBITDA of the Borrower, its Subsidiaries and the Acquired Companies as of the fiscal period ended on September 30, 2008, for the four fiscal periods then ended is at least $24,600,000; (2) that the ratio of pro forma consolidated Indebtedness of the Borrower, its Subsidiaries and the Acquired Companies as of the Closing Date to Consolidated EBITDA as of the fiscal period ended on September 30, 2008, for the four fiscal periods then ended shall be less than or equal to 3.25 to 1.0; and (3) that the ratio of pro forma consolidated Indebtedness of the Borrower, its Subsidiaries and the Acquired Companies as of the Closing Date less the consolidated total Indebtedness of Isoclima and its Subsidiaries as of the Closing Date to Consolidated EBITDA of the Borrower, its Subsidiaries and the Acquired Companies less the Consolidated EBITDA of Isoclima and its Subsidiaries as of the fiscal period ended on September 30, 2008, for the four fiscal periods then ended shall be less than or equal to 3.00 to 1.0.

          (viii) All material consents, approvals and licenses required to effectuate the transactions contemplated hereby, including the Acquisition.
          (ix) Certified copy of the fully executed loan documents evidencing, governing, or otherwise relating to the debt of Isoclima and its Subsidiaries; and evidence that (1) the credit facility dated July 13, 2007 between Borrower and PNC Bank, (2) the existing credit facilities of TPS and OSTI and (3) any other credit facility, has been terminated, and all outstanding obligations thereunder have been paid and all Liens securing such obligations have been released; provided, however, that the debt of the Isoclima and its Subsidiaries shall be permitted to remain outstanding as of the Closing Date so long as the aggregate principal amount of such indebtedness does not exceed €40,600,000 at any one time and the interest rate payable thereon is not in excess of 15.0 % per annum.
          (x) A Lien search in acceptable scope and with acceptable results.
          (xi) An executed Landlord’s Waiver in substantially the form of Exhibit 1.1(L) from the lessor of each leased Collateral location located in Beavercreek Ohio, Freeport Pennsylvania and Waitsfield Vermont.
          (xii) Projected consolidated financial statements (including a pro forma opening balance sheet, pro forma statements of operations and cash flows) for 2008 through 2011.
          (xiii) Copies of the fully executed Acquisition Documents, which shall provide for an aggregate cash purchase price not to exceed $144,000,000 (excluding transaction expenses) for all Acquired Companies (with no other consideration paid or payable including by way of indebtedness assumed (other than that indebtedness of Isoclima and its Subsidiaries in an aggregate principal amount not to exceed €40,600,000) or purchase price adjustments or otherwise), without any amendment, supplement or waiver by any party thereto unless approved by the Required Lenders in their sole discretion.
          (xiv) A certified copy of the fully executed Underwriting Agreement.
          (xv) The Chief Executive Officer or President and Chief Financial Officer of each Loan Party shall have delivered a certificate, dated as of the Closing Date, as to the capital adequacy and solvency of the Loan Parties, taken as a whole, after giving effect to the transactions contemplated hereby.
          (xvi) STS Holding Company, an Ohio corporation shall have delivered to the Administrative Agent satisfactory evidence that (a) 100% of the outstanding stock in Sensor Technology Systems, Inc., an Ohio corporation, has been pledged pursuant to the Pledge Agreement (including the equity which is currently pledged to Robert G. Lupini, as agent for himself, Susan H. Lupini, Amy S. Chong, Beth L. Rogers, Joe Mays and Richard Holmes (the “Sellers”) pursuant to a stock pledge agreement dated August 31, 2003 and a stock purchase agreement of even date, as amended most recently on December 8, 2008), (b) the pledge of such outstanding stock shall constitute a first priority, perfected lien in favor of the Administrative Agent in such outstanding stock and (c) any liens in favor of the Sellers in connection with such stock purchase agreement and/or stock pledge agreement have been terminated.

          (xvii) Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.
          7.1.2 Payment of Fees. The Borrower shall have paid all fees and expenses payable on or before the Closing Date.
          7.1.3 Performance; Due Diligence.On or prior to the Closing Date (except as may otherwise be expressly set forth below), each of the following shall have been fully satisfied or performed in a manner satisfactory to the Administrative Agent:
          (i) All closing conditions and conditions precedent set forth in each of the Acquisition Documents, including the delivery of all documents, instruments and other items required thereby and the performance of all actions described therein, shall have been satisfied in accordance with the terms of the Acquisition Documents and the Acquisition and other transactions contemplated by the Acquisition Documents shall have been fully consummated in accordance with the terms and conditions of the Acquisition Documents on or before February 17, 2009 and the Acquired Companies shall be Subsidiaries of the Borrower and shall be Loan Parties hereto on or before the Closing Date except to the extent that any such Acquired Company is an Excluded Subsidiary pursuant to the terms hereof.
          (ii) The IPO shall have been consummated and shall have raised a minimum of $142,000,000 in gross equity proceeds on or before February 17, 2009, and such proceeds shall have been utilized in connection with the Acquisition.
          (iii) The completion of the Administrative Agent’s and each Lender’s due diligence and their satisfaction with respect to the assets and liabilities, business and operations, the organization and legal structure, litigation, significant contracts, and tax, labor, environmental, ERISA, and other matters relating to the Borrower, its Subsidiaries and the Acquired Companies, both before and after consummation of the Acquisition.
          (iv) No breach, default or event of default shall have occurred and no demand shall have been made on or before the Closing Date under any of the loan documents evidencing, governing, or otherwise relating to the debt of Isoclima and its Subsidiaries and no consent to the Acquisition of Isoclima or to any other matter shall have been required thereunder (or any such consent shall have been obtained with a certified copy provided to the Administrative Agent).
     7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing any Letters of Credit and after giving effect to the proposed extensions of credit: the representations, warranties and covenants of the Loan Parties shall then be true in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty shall be true in all respects) as if made on such date (except for representations and warranties made as a specified date, which shall be true in all material respects, as applicable, as of such date) and except that representations and warranties as to information included in the Schedules to this Agreement shall apply as of the date provided or the date that the most recent supplement to Schedules is required to be delivered to the Administrative Agent, and no Event of Default or Potential Default shall have occurred and be continuing; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the Borrower shall have delivered to the

Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.
8. COVENANTS
     The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties shall comply at all times with the following covenants:
     8.1 Affirmative Covenants.
          8.1.1 Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction where the failure to maintain such license, or qualification and good standing would result in a Material Adverse Change, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].
          8.1.2 Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
          8.1.3 Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral.
          8.1.4 Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business (other than property which is not needed for the Loan Parties to conduct its business or is otherwise obsolete), and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.
          8.1.5 Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the

Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request during normal business hours, provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.
          8.1.6 Keeping of Records and Books of Account. The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
          8.1.7 Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.
          8.1.8 Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral and all other personal property and owned real property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.
          8.1.9 Anti-Terrorism Laws. None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.
          8.1.10 Required Interest Rate Hedge. Within sixty (60) calendar days after the Closing Date, the Borrower shall have entered into an interest rate Hedge Agreement with a financial institution acceptable to the Administrative Agent for a period of at least two (2) years

(i) in an amount equal to at least 50% of the Term Loans funded on the Closing Date and (ii) with such other terms and conditions as shall be acceptable to the Administrative Agent (the “Required Interest Rate Hedge”). Documentation for the Required Interest Rate Hedge shall be in a standard International Swap Dealer Association Agreement, shall provide for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, shall be reasonably satisfactory to the Administrative Agent and shall not require that any collateral be provided as security for such agreement.
          8.1.11 Collateral and Additional Collateral; Execution and Delivery of Additional and Ancillary Security Documents.
          (i) Pursuant to the Loan Documents, the Loan Parties shall grant, or cause to be granted, to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in and lien on, subject only to Permitted Liens (A) all Collateral, and (B) all other assets of the Loan Parties, whether owned on the Closing Date or subsequently acquired;
          (ii) Without limiting the generality of the foregoing, each applicable Loan Party which owns any real property shall promptly execute and deliver any and all Mortgages, other Security Documents and Ancillary Security Documents reasonably requested by the Administrative Agent to grant a first priority Lien (subject only to Permitted Liens), in such Loan Party’s interest in such real property in favor of the Administrative Agent, for the ratable benefit of the Lenders, as security for the Obligations. In furtherance of the foregoing, the Loan Parties shall diligently cooperate with and assist, at their own expense, the Administrative Agent in procuring any and all Mortgages, Security Documents and Ancillary Security Documents. Each Loan Party hereby appoints any officer or agent of the Administrative Agent as its true and lawful attorney, for it and in its name, place and stead, to make, execute, deliver, and cause to be recorded or filed any or all such Mortgages, deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto, granting unto said attorney full power to do any and all things said attorney may consider reasonably necessary or appropriate to be done with respect to the Mortgages as fully and effectively as such Loan Party might or could do, and hereby ratifying and confirming all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the terms of this Agreement and all transactions hereunder. All costs and expenses incurred by the Administrative Agent in connection with the exercise of the rights under this Section shall be paid by the Loan Parties on demand of the Administrative Agent. The Loan Parties, the Lenders and the Administrative Agent agree that without any further action on the part of any of them, upon execution and/or delivery, the Mortgages, other Security Documents and the Ancillary Security Documents shall become Loan Documents and the assets that are subject to the Mortgages and the other Security Documents shall become collateral for the Obligations.
          8.1.12 Required Repatriation of Cash Flow of Foreign Subsidiaries. On a regular basis and not less than quarterly, the Borrower shall cause cash flow of its Foreign Subsidiaries to be repatriated to the Borrower in an amount equal to the amount needed to service the Loan Parties’ domestic Fixed Charges. Notwithstanding the foregoing, the amount of such cash flow that is repatriated shall in no event be required to exceed the amount needed by the Borrower beyond its existing domestic cash supply to service the Loan Parties’ domestic Fixed Charges.
     8.2 Negative Covenants.
          8.2.1 Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
          (i) Indebtedness under the Loan Documents;
          (ii) Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions, renewals or refinancings thereof; provided there is no increase in the amount thereof beyond that existing as of the Closing Date or other significant change adverse to any Loan Party in the terms thereof unless otherwise specified on Schedule 8.2.1;
          (iii) Capitalized and operating leases as and to the extent permitted under Section 8.2.14 [Capital Expenditures and Leases];
          (iv) Indebtedness secured by Purchase Money Security Interests not exceeding $1,000,000 outstanding at any one time for the Loan Parties or $2,000,000 for the Excluded Subsidiaries outstanding at any one time;
          (v) Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;
          (vi) Bonds relating to Government Contracts;
          (vii) Any (i) Lender Provided Hedge, (ii) other Hedge Agreement approved by the Administrative Agent or (iii) Indebtedness under any Other Lender Provided Financial Service Product; and
          (viii) Any unsecured Indebtedness relating to the Acquisitions.
          8.2.2 Liens. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.
          8.2.3 Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for: (i) Guaranties of Indebtedness of the Loan Parties permitted hereunder (ii) Guaranties in connection with Government Contracts, or (iii) Guaranties of the Indebtedness of Isoclima by its Subsidiaries.

          8.2.4 Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or, except as otherwise permitted under Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
          (i) trade credit extended on usual and customary terms in the ordinary course of business;
          (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;
          (iii) Permitted Investments;
          (iv) the Hedge Agreements and any other interest rate swap, cap, collar or floor or other interest rate management instrument which may be approved by the Administrative Agent in its sole discretion;
          (v) Restricted Investments in the Excluded Subsidiaries not exceeding $5,000,000 in the aggregate at any one time;
          (vi) loans, advances and investments in other Loan Parties;
          (vii) loans, advances and investments in Isoclima or its Subsidiaries by Isoclima or its Subsidiaries; and
          (viii) deposits by Excluded Subsidiaries in foreign banks or institutions reasonably acceptable to the Administrative Agent.
          8.2.5 Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise, other than stock of the Borrower) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions: (i) payable to another Loan Party or (ii) by an Excluded Subsidiary to its parent.
          8.2.6 Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person; provided that:
          (i) any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties;

          (ii) any Loan Party may acquire, whether by purchase or by merger: (1) all or substantially all of the ownership interests of another Person or (2) all or substantially all of the assets of another Person or of a business or division of another Person (each a “Permitted Acquisition”), provided that each of the following requirements is met:
               (A) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor on or before the date of such Permitted Acquisition; notwithstanding the foregoing, any Person that is an Excluded Subsidiary shall not be required to execute a Guarantor Joinder;
               (B) the Loan Parties, such Person (unless such Person constitutes an Excluded Subsidiary) and its owners, as applicable, shall grant Liens in the assets of or acquired from and stock or other ownership interests in such Person on or before the date of such Permitted Acquisition;
               (C) the board of directors or other equivalent governing body of (1) the Loan Parties and (2) the owner of the assets being acquired pursuant to such Permitted Acquisition shall have approved such Permitted Acquisition and shall have delivered to the Administrative Agent written evidence of the approval of such board of directors (or equivalent body);
               (D) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;
               (E) if the Loan Parties are acquiring all or substantially all of the assets of another Person or of a business or division of another Person or are acquiring all or substantially all of the ownership interests of another Person, then the assets of such Person or the assets of such division shall be substantially the same as, or shall support or be complementary to, the lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business];
               (F) the Loan Parties shall have, after giving effect to such Permitted Acquisition and any Loan associated therewith, at least $10,000,000 of Availability;
               (G) the Borrower shall demonstrate that the Loan Parties shall have a Leverage Ratio of less than 2.25 to 1.0, after giving effect to such Permitted Acquisition (including in such computation the Consolidated EBITDA of such Person and the Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate substantially in the form of Exhibit 8.2.6 evidencing such compliance; and
               (H) the Loan Parties shall deliver to the Administrative Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Administrative Agent such other information about such Person or its assets as any Loan Party may reasonably require; and

          (iii) the Borrower may complete the acquisitions contemplated by Acquisition Documents;
          8.2.7 Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:
          (i) transactions involving the sale of inventory in the ordinary course of business;
          (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;
          (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;
          (iv) any sale, transfer or lease of assets by any Excluded Subsidiary to another Excluded Subsidiary or Loan Party with the written consent of the Administrative Agent;
          (v) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.14 [Capital Expenditures and Leases]; provided such substitute assets are subject to the Lenders’ Prior Security Interest;
          (vi) any sale or transfer of assets securing Indebtedness permitted under Section 8.2.1 (iv); or
          (vii) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vi) above, which is approved by the Required Lenders so long as the after-tax proceeds (as reasonably estimated by the Borrower) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 5.7.1 [Prepayment Events] above.
          8.2.8 Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party or any Excluded Subsidiary or Affiliate thereof (including purchasing property or services from or selling property or services to such Excluded Subsidiary, Affiliate thereof, or such Affiliate of any Loan Party) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

          8.2.9 Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) any Subsidiary, now existing or hereafter created, that the Administrative Agent, in its reasonable discretion, determines to be an Excluded Subsidiary and (ii) any Subsidiary formed or acquired after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent (A) a signed Guarantor Joinder; (B) documents in the forms described in Section 7.1 [First Loans] modified as appropriate; and (C) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, such Subsidiary. Each of the Loan Parties shall not become or agree to become a party to a Joint Venture.
          8.2.10 Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than a business that the Loan Parties are currently engaged in, substantially as conducted and operated by the Loan Parties or their Subsidiaries during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.
          8.2.11 Fiscal Year. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.
          8.2.12 Issuance of Stock. The Borrower shall not issue any capital stock, options or warrants, the effect of which would result in a Change of Control. Each of the Loan Parties (other than the Borrower) shall not, and each of the Loan Parties shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof to any third party.
          8.2.13 Changes in Organizational Documents. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least fifteen (15) calendar days’ prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.
          8.2.14 Capital Expenditures and Leases. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding $7,000,000 in the aggregate for the fiscal year ending as of December 31, 2009, $6,500,000 in the aggregate for the fiscal year ending as of December 31, 2010, and $6,000,000 in the aggregate for the fiscal year ending as of December 31, 2011, on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease.
          8.2.15 Minimum Fixed Charge Coverage Ratio.(A) The Loan Parties shall not permit their Fixed Charge Coverage Ratio: (i) calculated as of the end of the fiscal quarter ending September 30, 2009 for the three fiscal quarters then ended, to be less than 1.10 to 1.0,

(ii) calculated as of the end of the fiscal quarter ending December 31, 2009 for the four fiscal quarters then ended, to be less than 1.10 to 1.0, and (iii) for each fiscal quarter thereafter for the four fiscal quarters then ended, to be less than 1.25 to 1.0.
          8.2.16 Maximum Leverage Ratio.(A) The Loan Parties shall not at any time permit their Leverage Ratio to exceed the ratio set forth below for the periods specified below:

Period	Ratio
Fiscal quarter ending March 31, 2009	2.75 to 1.00
Fiscal quarter ending June 30, 2009	2.75 to 1.00
Fiscal quarter ending September 30, 2009	2.75 to 1.00
Fiscal quarter ending December 31, 2009	2.50 to 1.00
Fiscal quarter ending March 31, 2010	2.50 to 1.00
Fiscal quarter ending June 30, 2010	2.50 to 1.00
Fiscal quarter ending September 30, 2010	2.50 to 1.00
Fiscal quarter ending December 31, 2010	2.50 to 1.00
Fiscal quarter ending March 31, 2011 and each fiscal quarter thereafter	2.25 to 1.00
          8.2.17 Consolidated EBITDA.(A) The Borrower shall not at any time permit Consolidated EBITDA of the Borrower, its Subsidiaries and the Acquired Companies to be less than the following amounts during the following periods:

Period	Amount
The four fiscal quarters then ending March 31, 2009	$26,500,000
The four fiscal quarters then ending June 30, 2009	$26,500,000
The four fiscal quarters then ending September 30, 2009	$26,500,000
     8.3 Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders.
          8.3.1 Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
          8.3.2 Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and, with respect to the consolidated financial statements, certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.
          8.3.3 Certificate of the Borrower. Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate”) of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 8.3.3.
          8.3.4 Notices.
               8.3.4.1 Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.
               8.3.4.2 Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $500,000 or which if adversely determined would constitute a Material Adverse Change.
               8.3.4.3 Organizational Documents. Within the time limits set forth in Section 8.2.13 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party or Subsidiary of a Loan Party.
               8.3.4.4 Erroneous Financial Information. Immediately in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.
               8.3.4.5 ERISA Event. Immediately upon the occurrence of any ERISA Event.

               8.3.4.6 Other Reports. Promptly upon their becoming available to the Borrower:
          (i) Annual Budget. The annual budget and any forecasts or projections of the Borrower, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,
          (ii) Management Letters. Any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit within thirty (30) days of submission to the Borrower,
          (iii) SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by the Borrower with the Securities and Exchange Commission within thirty (30) days of filing,
          (iv) Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.
9. DEFAULT
     9.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
          9.1.1 Payments Under Loan Documents. The Borrower shall fail to pay: (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or (ii) within twenty (20) days of the date due any payment obligations relating to clauses (a) through (d) of the definition of “Other Lender Provided Financial Service Products”; and (iii) within three (3) days of the date due, any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;
          9.1.2 Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
          9.1.3 Breach of Negative Covenants or Visitation Rights. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights] or Section 8.2 [Negative Covenants];
          9.1.4 Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other

Loan Document and such default shall continue unremedied for a period of ten (10) Business Days;
          9.1.5 Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $500,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;
          9.1.6 Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $500,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;
          9.1.7 Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof (except to the extent that enforceability of any of such Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance) or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;
          9.1.8 Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $500,000 or any material portion of the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
          9.1.9 Events Relating to Plans and Benefit Arrangements. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000;
          9.1.10 Change of Control. (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the

Securities and Exchange Commission under said Act) 30% or more of the voting capital stock of the Borrower; or (ii) on any date, a majority of the board of directors of the Borrower does not consist of persons (a) who were directors on the Closing Date (“Continuing Directors”) as disclosed to the Administrative Agent in that certain S-1 filing filed on January 12, 2009 (as the same may be amended in the Administrative Agent’s reasonable discretion) or (b) whose election or nomination as directors was approved by at least 2/3 of the directors then in office who are Continuing Directors or whose election or nomination was previously so approved.
          9.1.11 Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) the Loan Parties, taken as a whole, or any Excluded Subsidiary ceases to be solvent or any Loan Party or Subsidiary of a Loan Party admits in writing its inability to pay its debts as they mature.
     9.2 Consequences of Event of Default.
          9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.10 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and
          9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.11 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
          9.2.3 Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and
          9.2.4 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:
          (i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;
          (ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing Lender Provided Hedges or Other Lender Provided Financial Service Products, whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, in such manner as the Administrative Agent may determine in its discretion; and
          (iii) the balance, if any, as required by Law.

10. THE ADMINISTRATIVE AGENT
     10.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, other than those certain rights set forth in Section 10.6 [Resignation of Administrative Agent] of this Agreement.
     10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1

[Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.
          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     If PNC Bank resigns as Administrative Agent under this Section 10.6, PNC Bank shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC Bank as the retiring Issuing Lender and Administrative Agent and PNC Bank shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC Bank, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC Bank to effectively assume the obligations of PNC Bank with respect to such Letters of Credit.
     10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other

Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the other Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.
     10.9 Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and Administrative Agent, as amended from time to time.
     10.10 Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].
     10.11 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
11. MISCELLANEOUS
     11.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:
          11.1.1 Increase of Commitment. Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder without the consent of such Lender;
          11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;
          11.1.3 Release of Collateral or Guarantor. Except for sales or other dispositions of assets permitted by Sections 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Complying Lenders; or
          11.1.4 Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions, Etc.] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Complying Lenders;
provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender without the written consent of such Administrative Agent or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of (i) if there exists fewer than three (3) Lenders, the Lenders whose Commitments, if no Loans are outstanding, or sum of Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings outstanding aggregates at least the majority of all such Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding or (ii) if there exists three (3) or more Lenders, the Required Lenders, is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].
     11.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.
     11.3 Expenses; Indemnity; Damage Waiver.
          11.3.1 Costs and Expenses. The Borrower shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.
          11.3.2 Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          11.3.3 Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.
          11.3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
          11.3.5 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
     11.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

     11.5 Notices; Effectiveness; Electronic Communication.
          11.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).
          Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.
          11.5.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          11.5.3 Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
     11.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     11.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment in Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment in Full.
     11.8 Successors and Assigns.
          11.8.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          11.8.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts.
               (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
               (B) in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, or $5,000,000, in the case of the Term Loan of such assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
          (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
          (iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:
               (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
               (B) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
          (iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.
          (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
          (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this

Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].
          11.8.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          11.8.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders, Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]). Subject to Section 11.8.5 [Limitations upon Participant Rights Successors and Assigns Generally], the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and 5.8 [Increased Costs] to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Setoff] as though it were a Lender; provided such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.
          11.8.5 Limitations upon Participant Rights Successors and Assigns Generally. A Participant shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs], 5.9 [Taxes] or 11.3 [ Expenses; Indemnity; Damage Waiver] than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 [Taxes] unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.9.5 [Status of Lenders] as though it were a Lender.
          11.8.6 Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     11.9 Confidentiality.
          11.9.1 General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          11.9.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

     11.10 Counterparts; Integration; Effectiveness.
          11.10.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
     11.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
          11.11.1 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to is conflict of laws principles.
          11.11.2 SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE

ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          11.11.3 WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
          11.11.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          11.11.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     11.12 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 3 TO CREDIT AGREEMENT]
     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:	THE O’GARA GROUP, INC.

/s/ Dustin C. Lee	By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Vice President and Secretary

GUARANTORS:

O’GARA SAFETY & SECURITY INSTITUTE, INC.

By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Secretary

O’GARA-TRACOR, INC.

By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Secretary

O’GARA-HOMELAND DEFENSE SOLUTIONS, INC.

By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Secretary

O’GARA TRAINING AND SERVICES, LLC
By: O’Gara-Homeland Defense Solutions, Inc.
Its: Sole Member

By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Secretary

[SIGNATURE PAGE 2 OF 3 TO CREDIT AGREEMENT]

SECURE PRODUCT CREATIONS, LLC
By: O’Gara-Homeland Defense Solutions, Inc.
Its: Sole Member

By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Secretary

INTERNATIONAL SOCIETY OF FIRST
RESPONDERS, LLC
By: O’Gara-Homeland Defense Solutions, Inc.
Its: Sole Member

By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Secretary

DIFFRACTION LTD.

By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Secretary

STS HOLDING COMPANY

By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Vice President and Secretary

SENSOR TECHNOLOGY SYSTEMS, INC.

By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Vice President and Secretary

TOG MOBILE SECURITY, INC.

By: /s/ Abram S. Gordon
Name: Abram S. Gordon
Title: Secretary

[SIGNATURE PAGE 3 OF 3 TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
individually and as Administrative Agent

By: /s/ Chris Belletti
Name: Chris Belletti
Title: Senior Vice President

FIRST COMMONWEALTH BANK

By: /s/ Stephen J. Orban
Name: Stephen J. Orban
Title: Vice President

SCHEDULE 1.1(A)
PRICING GRID—
VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO
(PRICING EXPRESSED IN BASIS POINTS)

							Term
			Letter		Term	Revolving	Loan
			of	Revolving	Loan	Credit	LIBOR
		Commitment	Credit	Credit Base	Base Rate	LIBOR Rate	Rate
Level	Leverage Ratio	Fee	Fee	Rate Spread	Spread	Spread	Spread
I	Less than 1.5 to 1.0	50	300	200	200	300	300
II	Greater than or equal to 1.5 to 1.0 but less than 2.0 to 1.0	50	350	250	250	350	350
III	Greater than or equal to 2.0 to 1.0 but less than 2.5 to 1.0	50	400	300	300	400	400
IV	Greater than or equal to 2.5 to 1.0	50	450	350	350	450	450
     For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:
     (a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered on the Closing Date; provided however, until March 31, 2009, the Applicable Margin, Applicable Commitment Fee Rate and the Applicable Letter of Credit Rate shall be no less than that associated with Level IV of the pricing grid.
     (b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower]; provided however, until March 31, 2009, the Applicable Margin, Applicable

SCHEDULE 1.1(A) -1

Commitment Fee Rate and the Applicable Letter of Credit Rate shall be no less than that associated with Level IV of the pricing grid; and provided further any increase or decrease in the pricing relating to outstanding Borrowing Tranches of Loans in an Alternate Currency shall be effective upon the expiration of the current Interest Period (and not on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower]).
     (c) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(A) -2

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 — Commitments of Lenders and Addresses for Notices to Lenders

	Amount of	Amount of
	Commitment	Commitment
	for Revolving	for Term
Lender	Credit Loans	Loans	Commitment	Ratable Share
Name: PNC Bank, National Association
Address: 201 E. 5th Street Cincinnati, Ohio 45201
Attention: Christopher T. Belletti
Telephone: (513) 651-8622	$21,428,571.43	$8,571,428.57	$30,000,000.00	85.714285714%
Telecopy: (513) 651-7545

Name: First Commonwealth Bank
Address: 437 Grant Street Frick Building — Suite 1600 Pittsburgh, Pennsylvania 15219	$3,571,428.57	$1,428,571.43	$5,000,000.00	14.285714286%
Attention: Stephen J. Orban
Telephone: (412) 690-2212
Telecopy: (412) 465-3290

Total	$25,000,000	$10,000,000	$35,000,000	100%

SCHEDULE 1.1(B) - 1

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 — Addresses for Notices to Borrower and Guarantors:
ADMINISTRATIVE AGENT

Name:	PNC Bank, National Association
Address:	201 E. 5th Street
Cincinnati, Ohio 45201
Attention:	Christopher T. Belletti
Telephone:	(513) 651-8622
Telecopy:	(513) 651-7545

Name:	Agency Services
Address:	PNC Firstside Center, 4th Floor
500 First Avenue
Pittsburgh, Pennsylvania 15219
Attention:	Rini Davis
Telephone:	(412) 762-7638
Telecopy:	(412) 762-8672

BORROWER:

Name:	The O’Gara Group, Inc.
Address:	7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention:	Steve Ratterman
Telephone:	(513) 489-0069
Telecopy:	(513) 489-1825

GUARANTORS:

Name:	[Insert name of applicable Guarantor]
Address:	c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention:	Steve Ratterman
Telephone:	(513) 489-0069
Telecopy:	(513) 489-1825
SCHEDULE 1.1(B)-2

Schedule 1.1(P)
Permitted Liens
1.	STS Holding Company currently has pledged to Robert G. Lupini, as agent for himself, Susan H. Lupini, Amy S. Chong, Beth L. Rogers, Joe Mays and Richard Holmes, 20% of the 636 outstanding shares of Sensor Technology Systems, Inc. pursuant to a Stock Pledge Agreement dated August 31, 2003 and a Stock Purchase Agreement of even date, as amended most recently on December 8, 2008. Such shares are subject to, and will be immediately released upon, payment of $500,000 due under the Stock Purchase Agreement. All such payments shall be made and liens released as of the Closing Date (as defined in the Credit Agreement).

2.	The Loan Parties are subject to blanket liens in favor of PNC Bank, N.A. under its current credit facility, which will be paid off and released on the funding date, but will exist as of Closing.

3.	Loans #1-3 identified as related to Isoclima on Schedule 8.2.1 are subject to certain liens.

4.	There is a lien granted by Sensor Technology Systems, Inc. to Key Bank, NA with the Ohio Secretary of State (file number: OH00089313937, filed 5/11/2005) which should have been released when the underlying obligation to Key Bank was satisfied. The Borrower is taking steps to have such lien released.

Schedule 1.1(S)
Excluded Subsidiaries
Current Subsidiaries of the Borrower
1.	Security Support Solutions Limited, a UK corporation

2.	Sensor Technology Systems Limited, a UK corporation
Subsidiaries Related to the Acquired Companies
3.	Transportadora do Protecccion y Seguridad, S.A. de C.V., a Mexican corporation

4.	Finanziaria Industriale S.p.A., an Italian corporation

5.	Isoclima, S.p.A., an Italian corporation

6.	Iontech S.r.l., an Italian corporation

7.	Isoclima Intl., a Mexican corporation

8.	Isoclima de Mexico, a Mexican corporation

9.	Isoclima UK, a UK corporation

10.	Isoclima GmbH, a German corporation

11.	Lipik Glas, d.o.o., a Croatian corporation

Schedule 2.9 — Existing Letters of Credit

Type	Net Exposure	Maturity Date	Account Number
LCSBY	1,580,273.10	7/15/09	603013733 - 32393222
LCSBY	75,501.90	7/15/09	603017486 - 32393222
LCSBY	1,530,000.00	7/15/09	603017494 - 32393222
LCSBY	819,002.90	7/15/09	603017507 - 32393222
LCSBY	246,000.00	5/23/09	603535308 - 32393222
LCSBY	27,000.00	5/23/09	603535315 - 32393222

Schedule 6.1.1
Qualifications to do Business
The O’Gara Group, Inc.
1.	California

2.	District of Columbia

3.	Florida

4.	Kentucky

5.	Montana

6.	New Jersey
O’Gara-Homeland Defense Solutions, Inc.
1.	Kentucky

2.	Utah
O’Gara Safety & Security Institute, Inc.
1.	Virginia[1]
O’Gara-Tracor, Inc.
1.	Florida

2.	Montana
O’Gara Training & Services, LLC
1.	Florida

2.	Georgia

[1]	This entity is currently not in good standing in this jurisdiction, but efforts are in place to remedy this issue and it will be in good standing as of the Closing Date

Schedule 6.1.2
Subsidiaries
(i) Subsidiary Equity Interests
Current Subsidiaries

Jurisdiction of
Entity	Owner	Organization	Equity Interests Held
STS Holding Company	The O’Gara Group, Inc.	Ohio	100% of the outstanding shares (both common and preferred)

O’Gara Safety & Security Institute, Inc.	The O’Gara Group, Inc.	Ohio	100 common shares (100% of the outstanding shares)

O’Gara-Tracor, Inc.	The O’Gara Group, Inc.	Ohio	100 common shares (100%)

Diffraction, Ltd.	The O’Gara Group, Inc.	Vermont	100,000 common shares (100%)

O’Gara-Homeland Defense Solutions, Inc.	The O’Gara Group, Inc.	Ohio	100 common shares (100%)

Sensor Technology Systems, Inc.	STS Holding Company	Ohio	636 common shares (100%; 20% of which are currently pledged as disclosed on Schedule 1.1(P))

Sensor Technology Systems Limited	Sensor Technology Systems, Inc.	United Kingdom	100% of the outstanding shares

Security Support Solutions Limited	The O’Gara Group, Inc.	United Kingdom	200 Ordinary Shares (100%)

O’Gara Training & Services, LLC	O’Gara-Homeland Defense Solutions, Inc.	Ohio	100% of the Membership Interests

Secure Product Creations, LLC	O’Gara-Homeland Defense Solutions, Inc.	Ohio	100% of the Membership Interests

International Society of First Responders, LLC	O’Gara-Homeland Defense Solutions, Inc.	Ohio	100% of the Membership Interests

TOG Mobile Security, Inc.	The O’Gara Group, Inc.	Ohio	100 common shares (100%)
Subsidiaries to be Obtained from the Acquisition of the Acquired Companies

Jurisdiction of
Entity	Owner	Organization	Equity Interests Held
Transportadora de Proteccion y Seguridad, S.A. de C.V.	The O’Gara Group, Inc.	Mexico	12,000 shares (100%)

Omnitech Partners, Inc.	The O’Gara Group, Inc.	Pennsylvania	1,000,000 common shares (100%)

Optical Systems Technology, Inc.	The O’Gara Group, Inc.	Pennsylvania	1,000 common shares (100%)

Keystone Applied Technologies, Inc.	The O’Gara Group, Inc.	Pennsylvania	1,000,000 common shares (100%)

Jurisdiction of
Entity	Owner	Organization	Equity Interests Held
Finanziaria Industriale S.p.A.	The O’Gara Group, Inc.	Italy	73,760 ordinary shares (100%)

Isoclima S.p.A.	The O’Gara Group, Inc./Finanziaria Industriale S.p.A.	Italy	4%/96% of the ordinary shares

Lipik Glass d.o.o.	Isoclima, S.p.A.	Croatia	83.5% of the ordinary shares

Isoclima Intl.	Isoclima S.p.A.	Mexico	100% of the outstanding shares

Iontech, S.r.l.	Isoclima, S.p.A.	Italy	50% of the ordinary shares

Isoclima, Inc.	Isoclima, S.p.A.	California	100% of the outstanding shares

Isoclima UK	Isoclima, S.p.A.	United Kingdom	100% of the ordinary shares

Isoclima GmbH	Isoclima, S.p.A.	Germany	100% of the ordinary shares

Isoclima de Mexico	Isoclima, S.p.A.	Mexico	100% of the outstanding shares
(ii) Borrower Equity Interests
See attached capitalization table
(iii) Options, Warrants or Other Rights
See attached option table for options issued for shares of the Borrower

Schedule 6.1.5
Litigation
          The following litigation matters are related to subsidiaries that will be obtained in the acquisition of the Acquired Companies:
1.	Knights Armament Company vs. Optical Systems Technology, Inc., OmniTech Partners, Inc., Keystone Applied Technologies, Inc. and Paul Maxin, filed on August 23, 2007 in the Middle District of Florida.

2.	Isoclima S.p.A. vs. Ingra d.d., an arbitration filed before the Croatian Board of Trade.

Schedule 6.1.14
Environmental Disclosures
None.

SCHEDULE 7.1
Matters to be covered in Opinion of Counsel
for
THE O’GARA GROUP, INC.
     The opinions of counsel shall address the matters contained in Article 6 of the Credit Agreement which are listed below:
6.1.1	Organization and Qualification

6.1.1	Power and Authority

6.1.1	Compliance with Laws

6.1.2	Subsidiaries and Owners of Borrower; Investment Companies; Regulated Entities

6.1.3	Validity and Binding Effect

6.1.4	No Conflict; Consents

6.1.5	Litigation

6.1.7	Margin Stock

6.1.11	Liens on Collateral (including pledge agreements, control agreements, no adverse claims)

SCHEDULE 8.1.3
INSURANCE REQUIREMENTS RELATING TO THE COLLATERAL
COVENANTS:
At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain the following special endorsements, in form and substance reasonably acceptable to the Administrative Agent, which shall include the provisions set forth below. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds or condemnation proceeds of more than $500,000 may, at the option of the Administrative Agent, (i) be applied by the Administrative Agent to the payment of the Loans in such manner as the Administrative Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed reasonably appropriate by the Administrative Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.
ENDORSEMENT:
(i) specify the Administrative Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured,
(ii) provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies for a period of time not less than thirty (30) days from the date on which the Administrative Agent receives written notice from the insurer of its intent to cancel the policy,
(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,
(iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated,
SCHEDULE 8.1.3

(v) provide, except in the case of public liability insurance and workmen’s compensation insurance, that all insurance proceeds for losses of less than $500,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $500,000 or more shall be adjusted with and payable to the Administrative Agent,
(vi) include effective waivers by the insurer of all claims for insurance premiums against the Administrative Agent,
(vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change,
(viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and
(ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.
SCHEDULE 8.1.3

Schedule 8.2.1
Permitted Indebtedness
1.	The following indebtedness related to Finanziaria Industriale S.p.A. and Isoclima S.p.A. will continue to exist after the closing of the acquisition of such entities. Regardless of the fact that these entities are Excluded Subsidiaries, the debt is listed below:
a.	Loan dated November 2001 with Efibanca S.p.A. and Mediocredito Trentino Alto Adige S.p.A. in the aggregate principal amount of €5.16 million. Current outstanding borrowings are approximately €1.6 million.

b.	Loan dated September 1995 from the Italian Ministry of Scientific Research with outstanding borrowings of approximately €148,011.

c.	Loan dated December 2003 from the Italian Ministry of Scientific Research with outstanding borrowings of approximately €2.5 million.

d.	Various unsecured lines of credit with various financial institutions with total outstanding borrowings of €18.8 million.

e.	Loan dated November 14, 2008 with Unicredit Corporate Banking S.p.A. with outstanding borrowings of approximately €5.5 million.

f.	Various capital lease obligations with total outstanding borrowings of approximately €9.8 million.

EXHIBIT 1.1(A)
FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT
          This Assignment and Assumption Agreement (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, modified, or supplemented, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate of [identify Lender]]

3.	Borrower:	THE O’GARA GROUP, INC.

4.	Administrative Agent:	PNC BANK, NATIONAL ASSOCIATION, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of January 16, 2009, among The O’Gara Group, Inc., the Lenders party thereto, the Guarantors party thereto and PNC Bank, National Association, as Administrative Agent.

6.	Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans for	Commitment/	Percentage Assigned of
Facility Assigned	all Lenders	Loans Assigned	Commitment/Loans[1]
Revolving Credit Commitment	$	$	%

Term Loan Commitment	$	$	%

7.	[Trade Date:	][2]

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date:                      ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]3
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

Consented to and Accepted:
PNC BANK, NATIONAL ASSOCIATION, as
   Administrative Agent

By:

Name:

Title:

[3]	Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption.

3

Consented to:4
THE O’GARA GROUP, INC.,
an Ohio corporation

By:

Name:

Title:

[4]	If applicable.

4

ANNEX 1
THE O’GARA GROUP, INC.
CREDIT FACILITY
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 [Reporting Requirements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is not incorporated under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to its conflict of laws principles.

2

EXHIBIT 1.1(C)
FORM OF
COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS
     THIS COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS is made and entered into the                      day of                     , 2009, by EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AND EACH OF THE OTHER PERSONS WHICH BECOMES AN ASSIGNOR HEREUNDER FROM TIME TO TIME (each an “Assignor” and collectively, the “Assignors”), in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Assignee”).
WITNESSETH:
     WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Credit Agreement”) dated as of January 16th, 2009 herewith among The O’Gara Group, Inc., the Guarantors party thereto, the Lenders party thereto and Assignee, Assignee and the Lenders have agreed to provide certain loans to the Borrower; and
     WHEREAS, in order to provide additional security for the repayment of such loans, the parties hereto desire that Assignee for the benefit of the Lenders be granted an assignment and security interest in all rights of Assignor under those certain contracts listed on Schedule I hereto (each an “Assigned Contract” and collectively the “Assigned Contracts”).
     NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Assignor, and intending to be legally bound, Assignor assigns to Assignee for the benefit of the Lenders all of its right, title and interest in and to each Assigned Contract to the extent assignable and to the fullest extent permitted by Law.
     1. Except as otherwise expressly provided herein, capitalized terms used in this Assignment shall have the respective meanings given to them in the Credit Agreement.
     2. Assignor has granted, bargained, sold, assigned, transferred and set over and by these presents does hereby grant, bargain, sell, assign, transfer and set over unto Assignee, its respective successors and assigns, all the rights, interests and privileges which the Assignor has or may have in or under any Assigned Contract, including without limiting the generality of the foregoing, the present and continuing right with full power and authority, in its own name, or in the name of the Assignor, or otherwise, but subject to the provisions and limitations of Section 3 hereof, (i) to make claim for, enforce, perform, collect and receive any and all rights under any Assigned Contract, (ii) to do any and all things which Assignor is or may become entitled to do under any Assigned Contract, and (iii) to make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which Assignor is or may become entitled to do under any Assigned Contract.
     3. The acceptance of this Assignment and the payment or performance under the Assigned Contracts shall not constitute a waiver of any rights of Assignee under the terms of the Notes, the Credit Agreement or any other of the Loan Documents, it being understood that, until the occurrence of an Event of Default, and the exercise of Assignee’s rights under Section 4 hereof, Assignor shall have all rights, interests and privileges in to and under to the Assigned Contracts and to retain, use and enjoy the same.
     4. Assignor, upon the occurrence and during the continuance of an Event of Default, hereby authorizes Assignee, at Assignee’s option, to do all acts required or permitted under any Assigned Contract as Assignee in its sole discretion may deem proper. Assignor does hereby irrevocably constitute and appoint Assignee, while this Assignment remains in force and effect and, in each instance, to the full extent permitted by applicable Law, its true and lawful attorney in fact, coupled with an interest and with full power of substitution and revocation, for Assignor and in its name, place and stead, to demand and enforce compliance with all the terms and conditions of each Assigned Contract and all benefits accrued thereunder, whether at law, in equity or otherwise; provided, however, that Assignee shall not exercise any such power unless and until an Event of Default shall have occurred and is continuing.
     5. Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under any Assigned Contract, and Assignor hereby agrees to indemnify Assignee for, and to save Assignee harmless from, any and all liability arising under the Assigned Contracts, other than arising or resulting from Assignee’s (or its agents, employees or contractors) gross negligence or willful misconduct.
     6. Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable.
     7. Neither this Assignment nor any action or inaction on the part of Assignee shall constitute an assumption on the part of Assignee of any obligations or duties under any Assigned Contract.
     8. Assignor covenants and warrants that:
     (a) it has the power and authority to assign each Assigned Contract and there have been no prior assignments of any Assigned Contract;
     (b) each Assigned Contract is and shall be a valid contract, and that there are and shall be, to the extent ascertainable by Assignor, no defaults on the part of any of the parties thereto;
     (c) it will not assign, pledge or otherwise encumber any Assigned Contract without the prior written consent of Assignee, except as may be otherwise permitted under the Credit Agreement;

2

     (d) except as may otherwise be permitted by the Credit Agreement, it will not cancel, terminate or accept any surrender of any Assigned Contract, or amend or modify the same directly or indirectly in any respect whatsoever, without having obtained the prior written consent of Assignee thereto;
     (e) it will not waive or give any consent with respect to any default or material variation in the performance under any Assigned Contract, it will at all times take proper steps to enforce all of the material provisions and conditions thereof, and it will forthwith notify Assignee of any material default under any Assigned Contract;
     (f) it will perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions on its part to be performed and observed with respect to each Assigned Contract; and
     (g) it will execute from time to time any and all additional assignments or instruments of further assurance to Assignee, as Assignee may at any time reasonably request.
     9. At such time as the Loans are indefeasibly paid in full and the Commitments have terminated, this Assignment and all of Assignee’s right, title and interest hereunder with respect to the Assigned Contracts shall terminate.
     10. This Assignment shall inure to the benefit of Assignee, its respective successors and assigns, and shall be binding upon Assignor, its successors, successors in title and assigns.
     11. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law principles.
[SIGNATURE PAGE FOLLOWS]

3

[SIGNATURE PAGE 1 TO COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS]
     IN WITNESS WHEREOF, the undersigned has executed this instrument under seal as of the day and year first above written.

THE O’GARA GROUP, INC.

By:	(SEAL)

Name:

Title:

Each of the undersigned hereby consents to the assignment of the Assignor’s interest under the Assigned Contracts by Assignor to Assignee.

Name: Enrique Homero Herrara-Martinez

Name: Mrs. Maria de Lourdes Suárez-Peña

Name: Paul F. Maxin

Name: Eugene J. Pochapsky

Name: Mr. Alberto Bertolini

Name: Mr. Augusto Gasparetto

Name: Mrs. Maria Formignani

COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS
SCHEDULE I

EXHIBIT 1.1(G)(1)
FORM OF
GUARANTOR JOINDER AND ASSUMPTION AGREEMENT
     THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of                      , 20___, by                                         , a                                          [corporation/partnership/limited liability company] (the “New Guarantor”).
Background
     Reference is made to the (i) Credit Agreement dated as January 16, 2009, as the same may be modified, supplemented, or amended (the “Agreement”) by and among The O’Gara Group, Inc., an Ohio corporation (the “Borrower”), PNC Bank, National Association, in its capacity as administrative agent for the Lenders party thereto (the “Administrative Agent”), the Guarantors party thereto and the Lenders party thereto, (ii) the Continuing Agreement of Guaranty and Suretyship dated as of January 16, 2009 (the “Guaranty”) of Guarantors issued to the Lenders and the Administrative Agent, as the same may be modified, supplemented, or amended, and (iii) the other Loan Documents referred to in the Agreement, as the same may be modified, supplemented, or amended.
Agreement
     Capitalized terms defined in the Agreement are used herein as defined therein. In consideration of the New Guarantor becoming a Guarantor under the terms of the Agreement and in consideration of the value of the synergistic benefits received by New Guarantor as a result of becoming affiliated with the Borrower and the Guarantors, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, a Guarantor under the Agreement, the Guaranty and each of the other Loan Documents to which the Guarantors are a party and agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes and the performance of all other obligations of Borrower under the Loan Documents, New Guarantor has assumed the obligations of a “Guarantor” under, and New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Agreement and the Guaranty and each of the other Loan Documents which are stated to apply to or are made by a “Guarantor”. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article 6 of the Agreement applicable to New Guarantor as a Guarantor is true and correct as to New Guarantor on and as of the date hereof, and (ii) New Guarantor has heretofore received a true and correct copy of the Agreement, the Guaranty, and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

     New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Agreement, the Guaranty and each of the other Loan Documents given by the Guarantors to Administrative Agent and any of the Lenders.
     New Guarantor is simultaneously delivering to the Administrative Agent the following documents together with the Guarantor Joinder required under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Agreement:
Updated Schedules to the Agreement. [Note:
updates to schedules do not cure any breach of
warranties].

Not
Schedule No. and Description	Delivered	Delivered
Schedule 6.1.1 - Qualifications To Do Business (mandatory)	☐	☐

Schedule 6.1.2 - Subsidiaries (mandatory)	☐	☐

Opinion of Counsel (Schedule 7.1.1) (mandatory)	☐	☐

Any other Schedules to the Agreement and the other Loan Documents that necessitate updates after giving effect to this Guarantor Joinder and Assumption Agreement	☐	☐
     In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement.
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written.

[	]

By	(SEAL)
Name:
Title:

2

Acknowledged and accepted:
PNC Bank, National Association, as Administrative Agent

By:
Name:
Title:

3

EXHIBIT 1.1(G)(2)
FORM OF
CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP
     THIS CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP (this “Guaranty”), dated as of this 16th day of January, 2009, is jointly and severally given by EACH OF THE UNDERSIGNED AND EACH OF THE OTHER PERSONS WHICH BECOMES A GUARANTOR HEREUNDER FROM TIME TO TIME (each a “Guarantor” and collectively the “Guarantors”) in favor of PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”) in connection with that Credit Agreement, dated as of January 16, 2009, by and among The O’Gara Group, Inc., an Ohio corporation (the “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors (as amended, restated, modified, or supplemented from time to time hereafter, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.
     1. Guarantied Obligations. To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Borrower under the Credit Agreement, each Guarantor hereby jointly and severally unconditionally, and irrevocably, guaranties to the Administrative Agent, each Lender and any provider of any Lender Provided Hedge or any provider of Other Lender Provided Financial Service Products, and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar laws of any country or jurisdiction) of all Obligations, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Borrower or any other Guarantor to the Administrative Agent or any of the Lenders or any Affiliate of any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and Indebtedness arising from any extensions of credit under or in connection with any Loan Document from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the “Guarantied Obligations” and each as a “Guarantied Obligation”). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person. In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.
     2. Guaranty. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent and the Lenders or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in U.S. Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.
     3. Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or any Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:
     (a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;
     (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;
     (c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;
     (d) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;
     (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, or any other Person in connection with any such proceeding;
     (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower or any other Person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or
     (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.
     Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit

Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.
     4. Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable law, each Guarantor waives each of the following:
     (a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;
     (b) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;
     (c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and
     (d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.
     5. Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments, the expiration of all Letters of Credit and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.
     6. Subrogation. Each Guarantor waives and agrees it will not exercise any rights against Borrower or any other Guarantor arising in connection with, or any Collateral securing, the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full, and all Commitments have been terminated and all Letters of Credit have expired. If any amount shall be paid to any Guarantor by or on behalf of the Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.
     7. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.
     8. Taxes.
     (a) No Deductions. All payments made by any Guarantor under any of the Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Lender and all income and franchise taxes of the United States applicable to any Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under any of the Loan Documents, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection (a) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, and (iii) such Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

     (b) Stamp Taxes. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, any of the Loan Documents (hereinafter referred to as “Other Taxes”).
     (c) Indemnification for Taxes Paid by any Lender. Each Guarantor shall indemnify each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date a Lender makes written demand therefor.
     (d) Certificate. Within thirty (30) days after the date of any payment of any Taxes by any Guarantor, such Guarantor shall furnish to each Lender, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by such Guarantor, such Guarantor shall, if so requested by a Lender, provide a certificate of an officer of such Guarantor to that effect.
     9. Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.
     10. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that a telecopy transmission to Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.
     11. Setoff, Default Payments by Borrower.
     (a) In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Administrative Agent and the Lenders, or any of them, shall have the right from time to time, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Lender or the Administrative Agent, or any subsidiary or affiliate of any Lender or Administrative Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Administrative Agent or the Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Administrative Agent or any of the Lenders. The rights of the Administrative Agent and the Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker’s lien) which the Administrative Agent and the Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker’s lien of the Administrative Agent and the Lenders, or any of them. Each of the Guarantors hereby agrees that, to the fullest extent permitted by law, any affiliate or subsidiary of the Administrative Agent or any of the Lenders and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Administrative Agent and the Lenders as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).
     (b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of Borrower, such amount shall be held in trust for the benefit of each Lender and Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.
     12. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.
     13. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Lenders, or any of them, and their successors and permitted assigns; provided, however, that no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. Without limitation of the foregoing, the Administrative Agent and the Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.
     14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
     (a) Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with, the internal laws of the State of New York, without regard to conflict of laws principles.
     (b) Certain Waivers; Submission to Jurisdiction.
          Each Guarantor hereby irrevocably:
     (i) Submits to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and the United States District Court for the Southern District of New York, and any appellate court from any thereof, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower at the address provided for in the Credit Agreement and service so made shall be deemed to be completed upon actual receipt thereof. Each Guarantor waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.
     (ii) Appoints a process agent, The O’Gara Group, Inc., as its agent (the “Process Agent”) to receive on behalf of such party and its respective property, service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to any of the Guarantors in care of the Process Agent at the Process Agent’s address, and each of the Guarantors hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided by law. Each Guarantor further agrees that it shall, for so long as any Commitment, Letter of Credit or any Obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 14. The Process Agent hereby accepts the appointment of Process Agent by the Guarantors and agrees to act as Process Agent on behalf of the Guarantors. The Process Agent has an address of, on the date hereof, 7870 E. Kemper Road, Suite 460, Cincinnati, Ohio 45249;
     (iii) Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and
     (iv) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS

GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.
     15. Severability; Modification to Conform to Law.
     (a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     (b) Without limitation of the preceding subsection (a), to the extent that applicable law (including applicable laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Guarantor’s obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Lenders or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:
     (i) the fair consideration actually received by such Guarantor under the terms and as a result of the Loan Documents and the value of the benefits described in this Section 15 (b), including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Loan Documents, or
     (ii) the excess of (1) the amount of the fair value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of such Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof.
     (c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor’s obligations hereunder as to each element of such assertion.
     16. Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder pursuant to the Credit Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.
     17. Joint and Several Obligations. The obligations and additional liabilities of the Guarantors under this Guaranty are joint and several obligations of the Guarantors, and each Guarantor hereby waives to the full extent permitted by law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in entering into this Guaranty. The undertakings of each Guarantor hereunder secure the obligations of itself and the other Guarantors. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders and Administrative Agent hereby reserve all right against each Guarantor.
     18. Receipt of Credit Agreement, Other Loan Documents, Benefits.
     (a) Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents that are applicable to the Guarantors.
     (b) Each Guarantor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with Borrower and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.
     19. Miscellaneous.
     (a) Generality of Certain Terms. As used in this Guaranty, the terms “hereof,” “herein,” and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term “including,” as used herein, is not a term of limitation and means “including without limitation.”
     (b) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the Lenders. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Administrative Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by law, or otherwise.
     (c) Telecommunications. Each Lender and Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.
     (d) Expenses. Each Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney’s fees incurred by the Administrative Agent or any of the Lenders in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Lender and Administrative Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Lender or Administrative Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or Administrative Agent:
     (i) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof;
     (ii) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Guarantor or Borrower; and
     (iii) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Lender or Administrative Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or Borrower or Administrative Agent or any Lender of any law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person.

     (e) Prior Understandings. This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.
     (f) Survival. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.
[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 2 — CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP]
     IN WITNESS WHEREOF, the undersigned parties intending to be legally bound, have executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

O’GARA SAFETY & SECURITY INSTITUTE, INC.

By:	(SEAL)

Name:

Title:

O’GARA-TRACOR, INC.

By:	(SEAL)

Name:

Title:

O’GARA-HOMELAND DEFENSE SOLUTIONS, INC.

By:	(SEAL)

Name:

Title:

O’GARA TRAINING AND SERVICES, LLC
By: O’Gara-Homeland Defense Solutions, Inc.
Its: Sole Member

By:	(SEAL)

Name:

Title:

[SIGNATURE PAGE 2 OF 2 — CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP]

SECURE PRODUCT CREATIONS, LLC
By: O’Gara-Homeland Defense Solutions, Inc.
Its: Sole Member

By:	(SEAL)

Name:

Title:

INTERNATIONAL SOCIETY OF FIRST RESPONDERS, LLC
By: O’Gara-Homeland Defense Solutions, Inc.
Its: Sole Member

By:	(SEAL)

Name:

Title:

DIFFRACTION LTD.

By:	(SEAL)

Name:

Title:

STS HOLDING COMPANY

By:	(SEAL)

Name:

Title:

SENSOR TECHNOLOGY SYSTEMS, INC.

By:	(SEAL)

Name:

Title:

TOG MOBILE SECURITY, INC.

By:	(SEAL)

Name:

Title:

EXHIBIT 1.1(I)
FORM OF
INTERCOMPANY SUBORDINATION AGREEMENT
     THIS INTERCOMPANY SUBORDINATION AGREEMENT is dated as of January 16, 2009 and is made by and among THE O’GARA GROUP, INC., an Ohio corporation (the “Borrower”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AND EACH OF THE OTHER PERSONS WHICH BECOMES A GUARANTOR UNDER THE CREDIT AGREEMENT (defined below) OR A SUBSIDIARY OF A LOAN PARTY (each as defined in the Credit Agreement) UNDER THE CREDIT AGREEMENT FROM TIME TO TIME, (the Borrower and each Guarantor and such Subsidiary being individually referred to herein as a “Company” and collectively as the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), for the Lenders (defined below).
WITNESSETH THAT:
     WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in that certain Credit Agreement by and among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”), and the Administrative Agent, dated as of even date hereof (as it may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, pursuant to the Credit Agreement and the other Loan Documents referred to and defined in the Credit Agreement, the Lenders intend to make Loans to the Borrower; and
     WHEREAS, the Companies have or, in the future, may have liabilities, obligations or indebtedness owed to each other (the liabilities, obligations and indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof and all other obligations and other amounts payable by any Company to any other Company are hereinafter collectively referred to as the “Intercompany Indebtedness”); and
     WHEREAS, the obligations of the Lenders to maintain the Commitments and make Loans to the Borrower from time to time are subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Obligations of the Borrower or any other Company to the Administrative Agent or the Lenders pursuant to the Credit Agreement, the other Loan Documents or any Lender Provided Hedge or any Other Lender Provided Financial Service Products (collectively, the “Senior Debt”) in the manner set forth herein.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. Intercompany Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.
     2. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any liquidation, dissolution or other winding up of any other Loan Party or any Subsidiary of a Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, unless in any such case permitted by the Credit Agreement and subject to all of the terms and conditions thereof, or (d) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a “Distributing Company”), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.
     3. No Commencement of Any Proceeding. Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Administrative Agent in commencing, any proceeding referred to in the first paragraph of Section 2 against any other Company that owes it any Intercompany Indebtedness.
     4. Prior Payment of Senior Debt Upon Acceleration of Intercompany Indebtedness. If any portion of the Intercompany Indebtedness owed by any Company becomes or is declared due and payable before its stated maturity, then and in such event the Administrative Agent and the Lenders shall be entitled to receive indefeasible payment in full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.
     5. No Payment When Senior Debt in Default. If any Event of Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany

Indebtedness, unless the Required Lenders shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness.
     6. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 2, 4 and 5, from making (i) any payments of principal of or interest on any portion of the Intercompany Indebtedness to any Loan Party, or the retention thereof by any of the Loan Parties of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness, or (ii) any regularly scheduled payments of principal of or interest on any portion of the Intercompany Indebtedness to any Company, or the retention thereof by any of the Companies of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.
     7. Receipt of Prohibited Payments. If, notwithstanding the foregoing provisions of Sections 2, 4, 5 and 6, a Company that is owed Intercompany Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.
     8. Rights of Subrogation. Each Company agrees that no payment or distribution to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full and the Commitments shall have terminated and the Letters of Credit have expired.
     9. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Administrative Agent and the Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Administrative Agent and the Lenders, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Administrative Agent and the Lenders, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative Agent and the Lenders to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

     10. No Implied Waivers of Subordination. No right of the Administrative Agent or any Lender to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof with which the Administrative Agent or any Lender may have or be otherwise charged. Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or agree to compromise, the obligations of the other Companies with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Administrative Agent.
     Without in any way limiting the generality of the foregoing paragraph, the Administrative Agent or any of the Lenders may, at any time and from time to time, without the consent of or notice to the Companies, without incurring responsibility to the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Administrative Agent and the Lenders, do any one or more of the following in accordance with the terms of the Credit Agreement: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other person.
     11. Additional Subsidiaries. The Companies covenant and agree that they shall cause any of their respective Subsidiaries created or acquired after the date of this Agreement to join in this Agreement by executing and delivering either (i) a Guarantor Joinder in substantially the form of Exhibit 1.1(G)(1) to the Credit Agreement as required pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement or (ii) such other joinder in form and substance satisfactory to the Administrative Agent, in any case whereby such Subsidiary joins this Agreement and subordinates all Indebtedness owed to any such Subsidiary by any of the Companies or other Subsidiaries hereafter created or acquired to the Senior Debt.
     12. Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments or Letters of Credit under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.
     13. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Administrative Agent or the Lenders hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Companies hereunder, shall be made only by written agreement, waiver or consent signed by the Administrative Agent, acting on behalf of all the Lenders, with the written consent of the Required Lenders, any such agreement, waiver or consent made with such written consent being effective to bind all the Lenders.
     14. Expenses. The Companies unconditionally and jointly and severally agree upon demand to pay to the Administrative Agent and the Lenders the amount of any and all out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel) for which reimbursement is customarily obtained, which the Administrative Agent or any of the Lenders may incur in connection with (a) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder, or (b) the failure by the Companies to perform or observe any of the provisions hereof.
     15. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     16. Governing Law. This Agreement shall be a contract under the internal laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without giving effect to its principles of conflict of laws.
     17. Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and the obligations of the Companies shall be binding upon their respective successors and permitted assigns, provided, that no company may assign or transfer its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. The duties and obligations of the Companies may not be delegated or transferred by the Companies without the written consent of the Required Lenders and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word “Lenders” when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Lender under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Lender under the Credit Agreement.
     18. Joint and Several Obligations. Each of the obligations of each and every Company under this Agreement is joint and several. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Agreement against any Company without any duty or responsibility to pursue any other Company and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Company. Each of the Lenders and Administrative Agent hereby reserve all right against each Company.
     19. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
     20. Attorneys-in-Fact. Each of the Companies hereby authorizes and empowers the Administrative Agent, at its election and in the name of either itself, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Administrative Agent may deem advisable to completely protect the Administrative Agent’s and the Lenders’ interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney.
     21. Application of Payments. In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.
     22. Remedies. In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Lenders, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Lenders at law may not fully compensate the Administrative Agent on behalf of the Lenders for the damages they may suffer in the event of a breach hereof.
     23. Consent to Jurisdiction; Waiver of Jury Trial. Each of the Companies hereby irrevocably consents to the non-exclusive jurisdiction of the courts of New York County, New York and the United States District Court for the Southern District of New York, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Companies at the addresses set forth or referred to in this Section 23 and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Companies waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue, AND EACH OF THE COMPANIES WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT TO THE FULL EXTENT PERMITTED BY LAW.

     Each Company hereby appoints a process agent, The O’Gara Group, Inc., as its agent to receive on behalf of such party and its respective property, service of copies of the summons and complaint and any other process that may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to any of the Companies in care of the Process Agent at the Process Agent’s address, and each of the Companies hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided by law. Each Company further agrees that it shall, for so long as any Commitment, Letter of Credit or any obligation of any Loan Party to the Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 23. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies. The Process Agent has an address of, on the date hereof, 7870 E. Kemper Road, Suite 460, Cincinnati, Ohio 45249, U.S.A., Attention: Steve Ratterman, Chief Financial Officer.
     24. EXCEPT AS PROHIBITED BY LAW, EACH COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY A JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULLEST EXTENT PERMITTED BY LAW.
     25. Notices. All notices, statements, requests and demands and other communications given to or made upon the Companies, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.
     26. Rules of Construction. The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

[SIGNATURE PAGE 1 OF 4 — INTERCOMPANY SUBORDINATION AGREEMENT]
WITNESS the due execution hereof as of the day and year first above written.

THE O’GARA GROUP, INC.

By:		(SEAL)

Name:

Title:

O’GARA SAFETY & SECURITY INSTITUTE, INC.

By:		(SEAL)

Name:

Title:

O’GARA-TRACOR, INC.

By:		(SEAL)

Name:

Title:

O’GARA-HOMELAND DEFENSE SOLUTIONS, INC.

By:		(SEAL)

Name:

Title:

O’GARA TRAINING AND SERVICES, LLC

By:	O’Gara-Homeland Defense Solutions, Inc., its Sole Member

By:		(SEAL)

Name:

Title:

[SIGNATURE PAGE 2 OF 4 — INTERCOMPANY SUBORDINATION AGREEMENT]

SECURE PRODUCT CREATIONS, LLC

By:	O’Gara-Homeland Defense Solutions, Inc., its Sole Member

By:		(SEAL)

Name:

Title:

INTERNATIONAL SOCIETY OF FIRST RESPONDERS, LLC

By:	O’Gara-Homeland Defense Solutions, Inc., its Sole Member

By:		(SEAL)

Name:

Title:

DIFFRACTION LTD.

By:		(SEAL)

Name:

Title:

STS HOLDING COMPANY

By:		(SEAL)

Name:

Title:

SENSOR TECHNOLOGY SYSTEMS, INC.

By:		(SEAL)

Name:

Title:

[SIGNATURE PAGE 3 OF 4 — INTERCOMPANY SUBORDINATION AGREEMENT]

TOG MOBILE SECURITY, INC.

By:	(SEAL)

Name:

Title:

SENSOR TECHNOLOGY SYSTEMS LIMITED

By:	(SEAL)

Name:

Title:

[SIGNATURE PAGE 4 OF 4 — INTERCOMPANY SUBORDINATION AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:
Name:

Title:

EXHIBIT 1.1(L)
FORM OF
LANDLORD’S WAIVER
     THIS LANDLORD’S WAIVER (the “Agreement”) made as of this                      day of                                                                                  , 2009 by [insert Landlord’s Name] (the “Landlord”) to PNC BANK, NATIONAL ASSOCIATION (the “Agent”) in its capacity as Administrative Agent for the Lenders (as defined in a certain Credit Agreement (the “Credit Agreement”) by and among The O’Gara Group, Inc., as the “Borrower” thereunder, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent);
WITNESSETH:
     [insert Tenant’s Name] (as the “Tenant”) is or may become indebted to the Agent and the Lenders for certain credit facilities (the “Loans”). Pursuant to the provisions of the Credit Agreement the Loans are or may become secured by security interests and liens in all of the tangible and intangible personal property of the Tenant (collectively, the “Collateral”). Under the provisions of a certain lease (the “Lease”) dated [insert Date of Lease], between the Landlord and the Tenant, the Landlord has leased approximately [insert Square Ft] square feet situated on the property described as [insert Street Address, City, State Postal Code] (the “Premises”). Since part of the Collateral may be located on or affixed to the Premises, the Agent and the Lenders have required, as a condition to making the Loans, the execution and delivery of this Agreement by the Landlord.
     NOW, THEREFORE, to induce the Agent and the Lenders to make the Loans and other financial accommodations available to the [Borrower and the] Tenant, the Landlord, intending to be legally bound hereby covenants and agrees with the Agent and the Lenders as follows:
     1. The Landlord hereby consents to the security interests and liens of the Lenders and their respective successors and assigns in the Collateral located on, at or about the Premises This waiver shall apply to any of the Collateral which is already located on, at or about or affixed to the Premises or may hereafter be located on, at or about or affixed to the Premises.
     2. The Landlord hereby waives and releases in favor of the Agent and the Lenders and agrees that the Agent’s and the Lenders’ liens and security interests in the Collateral shall be prior and superior to (a) any and all rights of distraint, levy and execution, and marshalling of assets which the Landlord may now or hereafter have against the Collateral, (b) any and all liens and security interests which the Landlord may now or hereafter have on the Collateral, and (c) and any and all other claims of every nature whatsoever which the Landlord may now or hereafter have on or against the Collateral for any rent or other sums due or to become due to the Landlord by the Tenant under the provisions of the Lease or otherwise.
     3. The Agent and the Lenders may remove the Collateral from the Premises whenever the Agent and the Lenders deem it necessary to do so to protect their interest, and without liability or accountability, with the exception of actual damages caused by Agent or its subcontractors, representatives, designees or agents during the removal of any Collateral, to the Landlord therefor, and the Landlord hereby irrevocably grants to the Agent and the Lenders the right of entry to the Premises to remove any of the Collateral at any reasonable time or times.
     4. In the event the Tenant defaults under the Lease and is evicted by the Landlord or in the event that the Tenant abandons the Premises, the Landlord shall send written notice to the Agent as provided in Section 5 below. Following receipt of such notice, the Agent and the Lenders shall have the right, by sending notice to the Landlord, to keep and store any portion of the Collateral located at the Premises at or about the date the Tenant loses possession of the Premises for a period, determined by the Agent and the Lenders, of up to ninety (90) days, counting from the date the Tenant loses possession of the Premises on a month to month basis, provided the Agent and the Lenders pay rent to the Landlord for each month at the monthly rent provided for in the Lease. The Agent and the Lenders may conduct one or more auction sales of the Collateral at the Premises at any time during which the Tenant is in possession of the Premises or during the period the Agent or the Lenders are using the Premises for storage of the Collateral.
     5. The Landlord shall use commercially reasonable efforts to notify the Agent in writing of any default by the Tenant under the provisions of the Lease. Any such notice shall be sent to the Agent at the attention of Christopher T. Belletti, PNC Bank, National Association, 201 E. 5th Street, Cincinnati, Ohio 45201.
     6. The Landlord shall notify any purchaser of the Premises and any mortgagee or any other holder of any lien, security interest or encumbrance on the Premises of the existence of this Agreement.
     7. The Landlord hereby certifies that the Landlord has full power and authority to execute this Agreement and that it has legal title to the Premises.
     8. This Agreement shall continue in effect during the term of the Credit Agreement and any extensions, renewals, refinancings or modifications thereof and any substitutions therefor, shall be binding upon the successors, assigns and transferees of the Landlord, and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. The Landlord hereby waives notice of the Agent’s and the Lenders’ acceptance of and reliance on this Agreement.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Landlord has caused this Agreement to be executed, sealed and delivered on the day and year first written above.

LANDLORD:

WITNESS/ATTEST:	[INSERT LANDLORD NAME]

	By:	(Seal)

Name:

Title:

Address:

ACKNOWLEDGEMENT TO BE MADE BY LANDLORD

STATE OF:	COUNTY OF:	TO WIT:
     I HEREBY CERTIFY that on this                      day of                                                              , 20___, before me, a Notary Public for the state and county aforesaid, personally appeared                                                                                  , known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he/she is the                                                              of                                          , that he/she has been duly authorized to execute, and has executed, the foregoing instrument on behalf of the said entity for the purposes therein set forth, and that the same is its act and deed.
     IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, the day and year first above written.

[SEAL]

Notary Public
My commission expires on

CONSENT
     The undersigned Tenant hereby consents to the terms and conditions of this Landlord’s Waiver as set forth above.

ATTEST:	[INSERT NAME OF TENANT]

By:

Name:

Title:

EXHIBIT 1.1(N)(1)
FORM OF
REVOLVING CREDIT NOTE

US$	Pittsburgh, Pennsylvania January 16, 2009
     FOR VALUE RECEIVED, the undersigned, THE O’GARA GROUP, INC., an Ohio corporation (herein called the “Borrower”), hereby promises to pay to the order of                                                              (the “Lender”), the lesser of (i) the principal sum of                                                                                   UNITED STATES DOLLARS (US$                    ), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, dated as of January 16, 2009, among the Borrower, the Lenders now or hereafter party thereto, the Guarantors now or hereafter party thereto and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), payable by 11:00 a.m. eastern time on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.
     Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.
     This Note is one of the Notes evidencing Revolving Credit Loans referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and, as provided therein, the Credit Agreement.
     This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrower”, the “Administrative Agent” and the “Lender” shall be deemed to apply to the Borrower, the Administrative Agent and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.
     All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.

THE O’GARA GROUP, INC.

By:	(SEAL)

Name:

Title:

EXHIBIT 1.1(N)(2)
FORM OF
SWING LOAN NOTE

US$2,000,000	Pittsburgh, Pennsylvania January 16, 2009
     FOR VALUE RECEIVED, the undersigned, THE O’GARA GROUP, INC., an Ohio corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Lender”), the lesser of (i) the principal sum of TWO MILLION UNITED STATES DOLLARS (US$2,000,000), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrower pursuant to that Credit Agreement, dated as of January 16, 2009, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and the Lender, as administrative agent for the other lenders party thereto (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Lender or (ii) by 11:00 a.m. eastern time on the Expiration Date, or at such other time specified in the Credit Agreement.
     The Borrower shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding hereunder from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Note at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.
     This Note is the Swing Loan Note referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions and liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on demand or otherwise, on account of principal hereof prior to maturity upon the terms and conditions therein specified. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and, as provided therein, the Credit Agreement.

     The Borrower acknowledges and agrees that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Note without prior notice to the Borrower.
     This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrower”, the “Administrative Agent” and the “Lender” shall be deemed to apply to the Borrower, the Administrative Agent and the Lender, respectively, and their respective successors and assigns.
     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflict of laws principles.
     The Borrower acknowledges and agrees that a telecopy transmission to Administrative Agent or the Lender of signature pages hereof purporting to be signed on behalf of Borrower shall constitute effective and binding execution and delivery hereof by Borrower.
[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO SWING LOAN NOTE]
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Swing Loan Note by its duly authorized officers with the intention that it constitute a sealed instrument.

THE O’GARA GROUP, INC.

By:	(SEAL)

Name:

Title:

EXHIBIT 1.1(N)(3)
FORM OF
TERM NOTE

US$	Pittsburgh, Pennsylvania January 16, 2009
     FOR VALUE RECEIVED, the undersigned, THE O’GARA GROUP, INC., an Ohio corporation (herein called the “Borrower”), hereby promises to pay to the order of                                                                                   (the “Lender”) the principal sum of                                                              UNITED STATES DOLLARS (US$                     ), pursuant to Section 3.1 of the Credit Agreement among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as Administrative Agent (hereinafter referred to in such capacity as the “Administrative Agent”), dated as of January 16, 2009 (as amended, restated, modified or supplemented, from time to time, the “Credit Agreement”), payable to the Lender as follows: quarterly installments of principal in the amounts set forth in Section 3.2 of the Credit Agreement.
     Interest hereon will be payable at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the unpaid principal balance hereof at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, payments of principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.
     This Note is one of the Notes evidencing the Term Loans referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.
     Except as otherwise provided in the Credit Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and, as provided therein, the Credit Agreement.

     This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrower”, the “Administrative Agent” and the “Lender” shall be deemed to apply to the Borrower, the Administrative Agent and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflicts of law principles.
     All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO TERM NOTE]
     IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.

THE O’GARA GROUP, INC.

By:	(SEAL)

Name:

Title:

EXHIBIT 1.1(P)(1)
FORM OF
PATENT, TRADEMARK AND COPYRIGHT COLLATERAL ASSIGNMENT
     THIS PATENT, TRADEMARK AND COPYRIGHT COLLATERAL ASSIGNMENT (the “Assignment”), dated as of January 16, 2009 is entered into by and between EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AND EACH OF THE OTHER PERSONS WHICH BECOMES A PLEDGOR HEREUNDER FROM TIME TO TIME (each a “Pledgor” and collectively, the “Pledgors”) and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders referred to below (the “Administrative Agent”).
     WHEREAS, pursuant to that certain Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) of even date herewith by and among The O’Gara Group, Inc. (the “Borrower”), the Guarantors a party thereto (the “Guarantors”), the Lenders a party thereto (the “Lenders”) and the Administrative Agent, the Administrative Agent and the Lenders have agreed to provide certain loans to the Borrower, and the Pledgors have agreed, among other things, to grant a security interest to the Administrative Agent in certain patents, trademarks, copyrights and other property as security for such loans and other obligations as more fully described herein.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:
     1. Defined Terms.
     (a) Except as otherwise expressly provided herein, (i) capitalized terms used in this Assignment shall have the respective meanings assigned to them in the Credit Agreement and (ii) the rules of construction set forth in Section 1.2 Construction of the Credit Agreement shall apply to this Assignment. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).
     (b) “Patents, Trademarks and Copyrights” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: all trade names, patent applications, patents, trademark applications, trademarks and copyrights, whether now owned or hereafter acquired by each Pledgor, including, without limitation, those listed on Schedule A hereto, including all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the goodwill of the business to which any of the patents, trademarks and copyrights relate; except that, and subject to Section 6 hereof, “Patents, Trademarks and Copyrights” shall not include any “intent to use” trademark applications.
     (c) “Debt” shall mean and include the following: (i) all now existing and hereafter arising Indebtedness and Obligations of each and every Pledgor to the Administrative Agent, the Lenders, or any provider of any Lender Provided Hedge or any provider of any Other Lender Provided Financial Service Products under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of each and every of the Pledgors to the Administrative Agent, the Lenders, or any provider of any Lender Provided Hedge or any provider of any Other Lender Provided Financial Service Products, now existing or hereafter incurred under the Credit Agreement or the Notes or the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of each and every Pledgor with respect to any one or more Letters of Credit issued by Administrative Agent or any Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each and every of the Pledgors to the Administrative Agent or any of the Lenders or any obligations incurred in connection with any Lender Provided Hedge or any Other Lender Provided Financial Service Products provided by the Administrative Agent or such Lenders pursuant to the Credit Agreement; and (iv) any sums advanced by the Administrative Agent or the Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Assignment, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Debt.
     2. To secure the full payment and performance of all Debt, each Pledgor hereby grants, and conveys a security interest to Administrative Agent in the entire right, title and interest of such Pledgor in and to all of its Patents, Trademarks and Copyrights.

     3. Each Pledgor jointly and severally covenants and warrants that:
     (a) the Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;
     (b) to the best of such Pledgor’s knowledge, each of the Patents, Trademarks and Copyrights is valid and enforceable;
     (c) such Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Copyrights, free and clear of any Liens, other than Permitted Liens, including without limitation pledges, assignments, licenses, shop rights and covenants by Pledgor not to sue third persons;
     (d) such Pledgor has the requisite corporate, limited liability company or partnership power and authority, as applicable, to enter into this Assignment and perform its terms;
     (e) no claim has been made to such Pledgor or, to the knowledge of such Pledgor, any other person that the use of any of the Patents, Trademarks and Copyrights does or may violate the rights of any third party;
     (f) such Pledgor has used, and will continue to use for the duration of this Assignment, consistent standards of quality in its manufacture of products sold under the Patents, Trademarks and Copyrights;
     (g) such Pledgor has used, and will continue to use for the duration of this Assignment, proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights, except for those Patents, Trademarks and Copyrights that are hereafter allowed to lapse in accordance with Paragraph 11 hereof;
     (h) such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice the Administrative Agent;
     (i) such Pledgor will not change its name without providing thirty (30) days prior written notice to the Administrative Agent; and
     (j) except as permitted by the Credit Agreement, such Pledgor shall preserve its existence as a corporation, a limited liability company or a partnership, as applicable, and shall not (1) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Pledgor, or (2) sell all or substantially all of its assets.
     4. Each of the obligations of each Pledgor under this Assignment is joint and several. The Administrative Agent and the Lenders, or any of the them, may, in their sole discretion, elect to enforce this Assignment against any Pledgor without any duty or responsibility to pursue any other Pledgor and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Pledgor. Each of the Lenders and Administrative Agent hereby reserve all right against each Pledgor.

     5. Each Pledgor agrees that, until all of the Debt shall have been indefeasibly satisfied in full, the Commitments have terminated and the Letters of Credit have expired, it will not enter into any agreement (for example, a license agreement) which is inconsistent with such Pledgor’s obligations under this Assignment, without Administrative Agent’s prior written consent which shall not be unreasonably withheld except such Pledgor may grant licenses in the ordinary course of business without the Administrative Agent’s consent to suppliers and customers to facilitate the manufacture and use of such Pledgor’s products and services.
     6. If, before the Debt shall have been indefeasibly satisfied in full and the Commitments have terminated and the Letters of Credit have expired (i) any “intent to use” trademark applications become use-based or otherwise actually used or registered, or (ii) any Pledgor shall own any new trademarks or copyrightable materials for which an application for registration is pending, or any new patentable inventions, or any patent application or patent for any reissue, division, continuation, renewal, extension, or continuation in part of any Patent, Trademark or Copyright or any improvement on any Patent, Trademark or Copyright, in any such case the provisions of this Assignment shall automatically apply thereto and such Pledgor shall give to Administrative Agent prompt notice thereof in writing. Each Pledgor and Administrative Agent agree to modify this Assignment by amending Schedule A to include any future patents, patent applications, trademark applications, trademarks, copyrights or copyright applications and the provisions of this Assignment shall apply thereto.
     7. Administrative Agent shall have, in addition to all other rights and remedies given it by this Assignment and those rights and remedies set forth in the Credit Agreement, those allowed by applicable Law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks and Copyrights may be located and, without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, Administrative Agent may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to Pledgors, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the Administrative Agent shall designate by notice to the Pledgors, in Pittsburgh, Pennsylvania or elsewhere, the whole or from time to time any part of the Patents, Trademarks and Copyrights, or any interest which any Pledgor may have therein and, after deducting from the proceeds of sale or other disposition of the Patents, Trademarks and Copyrights all expenses (including fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds toward the payment of the Debt as the Administrative Agent, in its sole discretion, shall determine. Any remainder of the proceeds after payment in full of the Debt shall be paid over to Pledgors. Notice of any sale or other disposition of the Patents, Trademarks and Copyrights shall be given to Pledgors at least ten (10) days before the time of any intended public or private sale or other disposition of the Patents, Trademarks and Copyrights is to be made, which each Pledgor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Administrative Agent may, to the extent permissible under applicable Law, purchase the whole or any part of the Patents, Trademarks and Copyrights sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.

     8. If any Event of Default shall have occurred and be continuing, each Pledgor hereby authorizes and empowers Administrative Agent to make, constitute and appoint any officer or agent of Administrative Agent, as Administrative Agent may select in its exclusive discretion, as such Pledgor’s true and lawful attorney-in-fact, with the power to endorse such Pledgor’s name on all applications, documents, papers and instruments necessary for Administrative Agent to use the Patents, Trademarks and Copyrights, or to grant or issue, on commercially reasonable terms, any exclusive or nonexclusive license under the Patents, Trademarks and Copyrights to any third person, or necessary for Administrative Agent to assign, pledge, convey or otherwise transfer title in or dispose, on commercially reasonable terms, of the Patents, Trademarks and Copyrights to any third Person. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Assignment.
     9. At such time as Pledgors shall have indefeasibly paid in full all of the Debt and the Commitments shall have terminated and the Letters of Credit have expired, this Assignment shall terminate and Administrative Agent shall execute and deliver to Pledgors all deeds, assignments and other instruments as may be necessary or proper to re-vest in Pledgors full title to the Patents, Trademarks and Copyrights, subject to any disposition thereof which may have been made by Administrative Agent pursuant hereto.
     10. Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys’ fees and expenses incurred by Administrative Agent in connection with the preparation of this Assignment and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, the protection, maintenance or preservation of the Patents, Trademarks and Copyrights, or the defense or prosecution of any actions or proceedings arising out of or related to the Patents, Trademarks and Copyrights, shall be borne and paid by the Pledgors within fifteen (15) days of demand by Administrative Agent, and if not paid within such time, shall be added to the principal amount of the Debt and shall bear interest at the highest rate prescribed in the Credit Agreement.
     11. Each Pledgor shall have the duty, through counsel reasonably acceptable to Administrative Agent, to prosecute diligently any material patent applications of the Patents, Trademarks and Copyrights pending as of the date of this Assignment if commercially reasonable or thereafter until the Debt shall have been indefeasibly paid in full and the Commitments shall have terminated, and the Letters of Credit have expired, to make application on material unpatented but patentable inventions (whenever it is commercially reasonable in the reasonable judgment of such Pledgor to do so) and to preserve and maintain all rights in material patent applications and patents of the Patents, including without limitation the payment of all maintenance fees. Any expenses incurred in connection with such an application shall be borne by Pledgors. No Pledgor shall abandon any material Patent, Trademark or Copyright without the consent of Administrative Agent, which shall not be unreasonably withheld.
     12. Each Pledgor shall have the right, with the consent of Administrative Agent, which shall not be unreasonably withheld, to bring suit, action or other proceeding in its own name, and to join Administrative Agent, if necessary, as a party to such suit so long as Administrative Agent is satisfied that such joinder will not subject it to any risk of liability, to enforce the Patents, Trademarks and Copyrights and any licenses thereunder. Each Pledgor shall promptly, upon demand, reimburse and indemnify Administrative Agent for all damages, costs and expenses, including reasonable legal fees, incurred by Administrative Agent as a result of such suit or joinder by such Pledgor.
     13. No course of dealing between any Pledgor and Administrative Agent, nor any failure to exercise nor any delay in exercising, on the part of Administrative Agent, any right, power or privilege hereunder or under the Credit Agreement or other Loan Documents shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     14. All of Administrative Agent’s rights and remedies with respect to the Patents, Trademarks and Copyrights, whether established hereby or by the Credit Agreement or by any other agreements or by Law, shall be cumulative and may be exercised singularly or concurrently.
     15. The provisions of this Assignment are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Assignment in any jurisdiction.
     16. This Assignment is subject to modification only by a writing signed by the parties, except as provided in Paragraph 6.
     17. The benefits and burdens of this Assignment shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, provided, however, that Pledgors may not assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.
     18. This Assignment shall be governed by and construed in accordance with the internal Laws of the State of New York without regard to its conflicts of law principles.
     19. Each Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal Court sitting in New York, New York, in any action or proceeding arising out of or relating to this Assignment, and Pledgors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each Pledgor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to any of the Pledgors in care of the Process Agent at the Process Agent’s address, and each of the Pledgors hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided by law. Each Pledgor further agrees that it shall, for so long as any Commitment or any obligation of any Loan Party to the Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 19. The Process Agent is The O’Gara Group, Inc. c/o General Counsel, with an office on the date hereof at 7870 E. Kemper Road, Suite 460, Cincinnati, Ohio 45249, U.S.A. Each Pledgor shall produce to the Administrative Agent evidence of the acceptance by Process Agent of such appointment.
     20. This Assignment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.
     21. EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
     22. All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Assignment shall be as set forth in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.
     23. Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent’s rights (i) to inspect the books and records related to the Patents, Trademarks and Copyrights, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Patents, Trademarks and Copyrights, (iv) to enforce the provisions hereof pursuant to which the such Pledgor has appointed the Administrative Agent its attorney-in-fact, and (v) to enforce the Administrative Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

[SIGNATURE PAGE 1 OF 3 TO PATENT, TRADEMARK AND COPYRIGHT COLLATERAL ASSIGNMENT]
     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.
     PLEDGORS:

THE O’GARA GROUP, INC.

By:	(SEAL)

Name:

Title:

O’GARA SAFETY & SECURITY INSTITUTE, INC.

By:	(SEAL)

Name:

Title:

O’GARA-TRACOR, INC.

By:	(SEAL)

Name:

Title:

O’GARA-HOMELAND DEFENSE SOLUTIONS, INC.

By:	(SEAL)

Name:

Title:

O’GARA TRAINING AND SERVICES, LLC
By: O’Gara-Homeland Defense Solutions, Inc.
Its: Sole Member

By:	(SEAL)

Name:

Title:

[SIGNATURE PAGE 2 OF 3 TO PATENT, TRADEMARK AND COPYRIGHT COLLATERAL ASSIGNMENT]

SECURE PRODUCT CREATIONS, LLC
By: O’Gara-Homeland Defense Solutions, Inc.
Its: Sole Member

By:	(SEAL)

Name:

Title:

INTERNATIONAL SOCIETY OF FIRST RESPONDERS, LLC
By: O’Gara-Homeland Defense Solutions, Inc.
Its: Sole Member

By:	(SEAL)

Name:

Title:

DIFFRACTION LTD.

By:	(SEAL)

Name:

Title:

STS HOLDING COMPANY

By:	(SEAL)

Name:

Title:

SENSOR TECHNOLOGY SYSTEMS, INC.

By:	(SEAL)

Name:

Title:

TOG MOBILE SECURITY, INC.

By:	(SEAL)

Name:

Title:

[SIGNATURE PAGE 3 OF 3 TO PATENT, TRADEMARK AND COPYRIGHT COLLATERAL ASSIGNMENT]
     ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

SCHEDULE A
TO
PATENT, TRADEMARK AND COPYRIGHT COLLATERAL ASSIGNMENT
LIST OF REGISTERED PATENTS, TRADEMARKS,
TRADE NAMES AND COPYRIGHTS
1.	Registered Patents:

2.	Registered Trademarks:

3.	Registered Trade Names:

4.	Registered Copyrights:

EXHIBIT 1.1(P)(2)
FORM OF
PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT, dated as of January 16, 2009 (as amended, restated, supplemented or modified from time to time, the “Agreement”), is given, made and entered into by EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AND EACH OF THE OTHER PERSONS WHICH BECOME A PLEDGOR HEREUNDER FROM TIME TO TIME , (each, a “Pledgor” and collectively, the “Pledgors”), as a Pledgor of the corporations, limited liability companies, partnerships or other entities as set forth on Schedule A hereto (each a “Company” and collectively the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent for itself and the other Lenders under the Credit Agreement described below (the “Administrative Agent”).
     WHEREAS, pursuant to that certain Credit Agreement (amended, restated, supplemented or modified from time to time, the “Credit Agreement”) dated as of January 16, 2009, by and among The O’Gara Group, Inc. (the “Borrower”), each of the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent, the Administrative Agent and the Lenders have agreed to provide certain loans and other financial accommodations to the Borrower; and
     WHEREAS, pursuant to and in consideration of the Credit Agreement, certain of the issued and outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of each of the Companies is to be pledged to the Administrative Agent in accordance herewith; and
     WHEREAS, each Pledgor owns the outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of the Companies as set forth on Schedule A hereto.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Defined Terms.
     (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).
     (b) “Pledged Collateral” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: (i) all investment property, capital stock, shares, securities, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests in any entity or business or in the revenue, income, or profits thereof; (ii) all property of each Pledgor in the

Administrative Agent’s possession or in transit to or from, under the custody or control of, or on deposit with, the Administrative Agent or any Affiliate thereof, including deposit and other accounts; (iii) cash and cash equivalents (collectively referred to herein as “Investments”, including all Investments listed on Schedule A attached hereto and made a part hereof), and all rights and privileges pertaining thereto, including, without limitation, all present and future Investments receivable in respect of or in exchange for any Investments, and all rights under shareholder, member, partnership agreements and other similar agreements relating to any Investments, all rights to subscribe for Investments, whether or not incidental to or arising from ownership of any Investments; (iv) all Investments hereafter pledged by any Pledgor to Administrative Agent to secure the Secured Obligations; (v) together with all cash, interest, stock and other dividends or distributions paid or payable on any of the foregoing, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books, and together with whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, and all other investment property and similar assets of any Pledgor; and (vi) all cash and non-cash proceeds (including, without limitation, insurance proceeds) of any of the foregoing property, all products thereof, and all additions and accessions thereto, substitutions therefor and replacements thereof.
     (c) “Company” and “Companies” shall mean one or more of the entities issuing any of the Pledged Collateral which is or should be (in accordance with Section 5(g) hereto) described on Schedule A hereto.
     (d) “Foreign Company” shall mean one or more of the entities issuing any of the Pledged Collateral which is not organized under the laws of any state of the United States of America, which is, or should be, described on Schedule A.
     (e) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Obligations of each and every Pledgor to the Administrative Agent, the Lenders or any obligations in connection with any Lender Provided Hedge or any Other Lender Provided Financial Service Products under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of each and every of the Pledgors to the Administrative Agent, the Lenders or providers of any Lender Provided Hedge or any Other Lender Provided Financial Service Products, now existing or hereafter incurred under the Credit Agreement or the Notes or the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of each and every Pledgor with respect to any one or more Letters of Credit issued by Administrative Agent or any Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each and every of the Pledgors to the Administrative Agent or any of the Lenders or any obligations incurred in connection with any Lender Provided Hedge or any Other Lender Provided Financial Service Products; and (iv) any sums advanced by the Administrative Agent or the Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations.
     2. Grant of Security Interests.
     (a) To secure on a first priority perfected basis the payment and performance of all Secured Obligations in full, each Pledgor hereby grants to the Administrative Agent, subject to such additional steps and actions as may be necessary to comply with the applicable Law of the respective jurisdiction of incorporation, formation or organization, as applicable, of any Foreign Company (the “Applicable Local Law”), a continuing first priority security interest under the Code in and hereby pledges to Administrative Agent, in each case for the benefit of each of the Lenders and Administrative Agent and any provider of Lender Provided Hedge or any Other Lender Provided Financial Service Products, all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral whether now or hereafter existing and wherever located.
     (b) Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all of such Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, instruments or other documents signed in blank by such Pledgor. In the event that any Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.
     (c) Notwithstanding anything to the contrary contained in this Agreement, the Pledged Collateral with respect to any one Foreign Company shall not exceed sixty-five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitled to vote of such Foreign Company and this Agreement shall not apply to any such stock, shares, securities, member interests, partnership interests or ownership interests which are in excess of such sixty five percent (65%) limitation. To the extent the Administrative Agent receives more than sixty five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitle to vote of any Foreign Company, Administrative Agent shall return such excess stock, shares, securities, member interests, partnership interests and other ownership interests upon the request of a Pledgor.
     3. Additional Actions and Further Assurances.
     (a) Prior to or concurrently with the initial Loans under the Credit Agreement, and thereafter from time to time as required by the Credit Agreement, each Pledgor, at its sole cost and expense, shall execute and deliver to the Administrative Agent all filings, notices, registrations for the corporate records, and all such other documents, and shall take such other action, as may be necessary or advisable to obtain, preserve, protect, and maintain the Administrative Agent’s continuing first priority perfected security interest in the portion of the Pledged Collateral that relates to capital stock (or other equity interests) in any Foreign Company.
     (b) Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Administrative Agent, each Pledgor shall execute and deliver to the Administrative Agent all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) which the Administrative Agent may reasonably request, in form reasonably satisfactory to the Administrative Agent, and take such other action which the Administrative Agent may reasonably request, to perfect and continue perfected and to create and maintain the first priority status of the Administrative Agent’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Pledgor’s true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which the Administrative Agent determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Administrative Agent’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid in full and the Commitments have terminated.
     (c) In addition to and not in derogation of the foregoing subparagraphs (a) and (b), each Pledgor shall execute and deliver to the Administrative Agent all filings, notices, registrations for the corporate records, and all such other documents, and shall take such other action, as may be necessary or advisable to ensure that the Liens and security interests granted to the Administrative Agent hereunder with respect to the portion of the Pledged Collateral that relates to capital stock (or other equity interests) in Foreign Companies are and shall continue to constitute Prior Security Interests under any applicable Law, entitled to all the rights, benefits, and priorities provided by such Law.
     4. Representations and Warranties.
     Each Pledgor hereby jointly and severally represents and warrants to the Administrative Agent as follows:

     (a) Such Pledgor, has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens other than Permitted Liens;
     (b) The capital stock, shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to such Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable (if applicable) and constitute the following: (i) such applicable percentage of the issued and outstanding capital stock, member interest, partnership interests of each of the Companies which is not a Foreign Company, all as described and set forth on Schedule A hereto, and (ii) sixty five percent (65%) of the issued and outstanding capital stock, shares, securities, member interests and partnership interests of each of the Foreign Companies, all as described and set forth on Schedule A hereto;
     (c) The security interests under the Code in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person other than Permitted Liens, and upon the consummation of those actions described in Section 3(c) hereof, the security interests in the Pledged Collateral granted hereunder shall be valid, perfected and of first priority subject to the Lien of no other Person under all applicable Law other than Permitted Liens;
     (d) Subject to Applicable Local Law, there are no restrictions upon the transfer of the Pledged Collateral and such Pledgor has the power and authority and right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances and without obtaining the consent of any other Person, other than such consents as have been obtained as of the date hereof or will be obtained in connection with Pledged Collateral subsequently acquired by such Pledgor;
     (e) There are no actions, suits, or proceedings pending or, to such Pledgor’s best knowledge after due inquiry, threatened against or affecting such Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, and such Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect such Pledgor’s performance hereunder;
     (f) Such Pledgor’s exact legal name is as set forth on the signature page hereto;
     (g) The state of incorporation, formation or organization as applicable, of such Pledgor is as set forth on Schedule A hereto;
     (h) Such Pledgor’s chief executive office is as set forth on Schedule A to the Security Agreement; and
     (i) All rights of such Pledgor in connection with its ownership of each of the Companies are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of each of the Companies and no shareholder or other similar agreements are applicable to any of the Pledged Collateral (except for customary limited liability company operating agreements, as applicable, true and complete copies of which have been previously provided to the Administrative Agent and are in form and substance reasonably satisfactory to the Administrative Agent), and no such certificate, instrument or other document provides that any member interest, or partnership interest or other intangible ownership interest, constituting Pledged Collateral, is a “Security” within the meaning of and subject to Article 8 of the Code; and, the organizational documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies.
     5. General Covenants.
     Each Pledgor hereby covenants and agrees as follows:
     (a) Such Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; such Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Administrative Agent.
     (b) Such Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to affect such Pledgor’s title to, or the Administrative Agent’s interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the consent of the Administrative Agent such Pledgor may settle such actions or proceedings with respect to the Pledged Collateral;
     (c) Such Pledgor shall, and shall cause each of the Companies to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Administrative Agent’s security interest hereunder;
     (d) Such Pledgor shall comply with all Laws applicable to the Pledged Collateral unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Administrative Agent’s rights hereunder;
     (e) Such Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings;
     (f) Such Pledgor shall permit the Administrative Agent, its officers, employees and agents at reasonable times upon reasonable prior notice to inspect all books and records related to the Pledged Collateral;
     (g) Subject to Section 2(c) hereof, to the extent, following the date hereof, such Pledgor acquires capital stock, shares, securities, member interests, partnership interests and other ownership interests of any of the Companies or any of the rights, property or securities, shares, capital stock, member interests, partnership interests or any other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies, such ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Administrative Agent; and such Pledgor thereupon shall deliver all such securities, shares, capital stock, member interests, partnership interests and other ownership interests together with an updated Schedule A hereto, to the Administrative Agent together with all such undated stock powers, instruments, control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement as the Administrative Agent may request;
     (h) Except as permitted by the Credit Agreement, during the term of this Agreement, such Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged Collateral;
     (i) Such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice to the Administrative Agent;
     (j) Such Pledgor will not change its name without providing thirty (30) days prior written notice to the Administrative Agent;
     (k) Except as permitted by the Credit Agreement, such Pledgor shall preserve its existence as a corporation or a limited liability company, as applicable, and shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Pledgor, or (ii) sell all or substantially all of its assets; and
     (l) During the term of this Agreement, such Pledgor shall not permit any Company to treat any uncertificated ownership interests as securities which are subject to Article 8 of the Code.
     6. Other Rights With Respect to Pledged Collateral.
     In addition to the other rights with respect to the Pledged Collateral granted to the Administrative Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Administrative Agent, at its option and at the expense of the Pledgors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Administrative Agent or provider of Lender Provided Hedge or any Other Lender Provided Financial Service Products, on deposit or otherwise, belonging to any Pledgor, as the Administrative Agent in its sole discretion shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder.
     7. Additional Remedies Upon Event of Default.
     Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Administrative Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:
     (a) The Administrative Agent may, after ten (10) days’ advance notice to the a Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s

Pledged Collateral or any part thereof at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Administrative Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.
     (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Administrative Agent has made all deductions of expenses, including but not limited to attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Administrative Agent’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, as follows:
     (i) first, to the Secured Obligations and to reimburse the Administrative Agent for out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys’ fees and legal expenses, incurred by the Administrative Agent in connection with realizing on the Pledged Collateral or collection of any obligation of any Pledgor under any of the Loan Documents or any obligations in connection with any Lender Provided Hedge or any Other Lender Provided Financial Service Products, including advances made subsequent to an Event of Default by the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Pledged Collateral, including without limitation advances for taxes, insurance, and the like, and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale of or other realization on, any of the Pledged Collateral, in such order as the Administrative Agent may determine in its discretion; and
     (ii) the balance, if any, as required by Law.
     8. Administrative Agent’s Duties.
     The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

     9. Additional Pledgors.
     It is anticipated that additional persons may from time to time become Subsidiaries of the Borrower or a Guarantor, each of whom may be required under the Credit Agreement to join this Agreement. It is acknowledged and agreed that new Subsidiaries of the Borrower or of a Guarantor which become Pledgors hereunder will be bound hereby simply by executing and delivering to Administrative Agent a Guarantor Joinder in the form of Exhibit 1.1(G)(1) to the Credit Agreement. In addition, a new Schedule A hereto shall be provided to Administrative Agent showing the pledge of the ownership interest in such new Subsidiary and any ownership interests that such new Subsidiary owns in any other Person.
     10. No Waiver; Cumulative Remedies.
     No failure to exercise, and no delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law. Each Pledgor waives any right to require the Administrative Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Administrative Agent’s power.
     11. No Discharge Until Indefeasible Payment of the Secured Obligations.
     The pledge, security interests, and other Liens and the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Pledgor or which would otherwise operate as a discharge of such Pledgor as a matter of law or equity. Without limiting the generality of the foregoing, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by such Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:
     (a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document, any obligations in connection with any Lender Provided Hedge or any Other Lender Provided Financial Service Products or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;
     (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of or any release, surrender, exchange, compromise or settlement of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document, any Lender Provided Hedge or any Other Lender Provided Financial Service Products or any of the Secured Obligations;
     (c) Any failure to assert any breach of or default under any Loan Document, any Lender Provided Hedge or any Other Lender Provided Financial Service Products or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents or any Lender Provided Hedge or any Other Lender Provided Financial Service Products, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Pledgor or any other Person under or in connection with any Loan Document or any Lender Provided Hedge or any Other Lender Provided Financial Service Products or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;
     (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;
     (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Pledgor or the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or the Borrower or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or any Pledgor or the Borrower or by any other Person in connection with any such proceeding;
     (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor or the Borrower or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Pledgor or the Borrower or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations;
     (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Pledgor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.
     12. Taxes.
     (a) No Deductions. All payments and collections made by or from any Pledgor under this Agreement shall be made or received free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of Administrative Agent and all income and franchise taxes of the United States, Mexico, United Kingdom or Italy applicable to Administrative Agent (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If any Pledgor shall be required by law to deduct any Taxes from or in respect of any sum payable or any collection made under this Agreement, (i) the sum payable or collectable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable or collectable under this Subsection) Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Pledgor shall make such deductions and (iii) such Pledgor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law;
     (b) Stamp Taxes. In addition, each Pledgor acknowledges that the Pledged Collateral secures payment of all present and future stamp or documentary taxes and any other excise or property taxes, charges, or similar levies which arise from any payment or collection made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”);
     (c) Indemnification for Taxes Paid by Administrative Agent. Each Pledgor acknowledges that the Pledged Collateral secures the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12) paid by Administrative Agent and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted;
     (d) Certificate. In the event any Pledgor pays any Taxes or Other Taxes, within 30 days after the date of any such payment, such Pledgor shall furnish to Administrative Agent, the original or a certified copy of a receipt evidencing payment thereof;
     (e) Survival. Without prejudice to the survival of any other agreement of any Pledgor hereunder, the agreements and obligations of each Pledgor contained in Clauses (a) through (d) directly above shall survive the payment in full of principal and interest under any Note and the termination of the Credit Agreement.

     13. Waivers.
     Each Pledgor hereby waives any and all defenses which any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:
     (a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any Lender Provided Hedge or any Other Lender Provided Financial Service Products or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of such Pledgor or the Borrower or any other Person to comply with any Loan Document or any Lender Provided Hedge or any Other Lender Provided Financial Service Products or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Borrower or any other Person;
     (b) Any right to any marshalling of assets, to the filing of any claim against such Pledgor or the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor or the Borrower, or any other Person of any other right or remedy under or in connection with any Loan Document, any Lender Provided Hedge or any Other Lender Provided Financial Service Products, or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that any Pledgor receive notice of any such acceptance;
     (c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

     14. Assignment.
     All rights of the Administrative Agent under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, no Pledgor may assign or transfer any of its rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.
     15. Severability.
     Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.
     16. Governing Law.
     This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflicts of law principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.
     17. Notices.
     All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.
     18. Specific Performance.
     Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which the such Pledgor has appointed the Administrative Agent its attorney-in-fact, and (v) to enforce the Administrative Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.
     19. Dividends; Voting Rights in Respect of the Pledged Collateral.
     So long as no Event of Default shall occur and be continuing under the Credit Agreement, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would be inconsistent with the covenants and obligations of such Pledgor under the Credit Agreement and the other Loan Documents or would have a material adverse effect on the value of any Pledged Collateral. Without limiting the generality of the foregoing and in addition thereto, the Pledgors shall not vote to enable, or take any other action to permit, any of the Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Company or to enter into any agreement or undertaking restricting the right or ability of any Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Collateral.
          So long as no Event of Default has occurred and is continuing, any lawful dividends paid in cash to any Pledgor in respect of the Pledged Collateral may be used or applied by such Pledgor for any purpose permitted by the Credit Agreement.
     20. Consent to Jurisdiction.
     Each Pledgor and each of the Companies hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal Court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement, and Pledgors and each of the Companies hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each Pledgor and each of the Companies hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor and each of the Companies hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to any of the Pledgors or the Companies in care of the Process Agent at the Process Agent’s address, and each of the Pledgors and the Companies hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Pledgor and each of the Companies agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided by law. Each Pledgor and each of the Companies further agrees that it shall, for so long as any Commitment or any obligation of any Loan Party to the Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 20. The Process Agent is The O’Gara Group, Inc., c/o General Counsel, with an office on the date hereof at 7870 E. Kemper Road, Suite 460, Cincinnati, Ohio 45249, U.S.A. Each Pledgor and each of the Companies shall produce to Administrative Agent evidence of the acceptance by Process Agent of such appointment.

     21. Waiver of Jury Trial.
     EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR AND EACH OF THE COMPANIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
     22. Entire Agreement; Amendments.
     This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor but solely to the extent irreconcilably inconsistent with this Agreement. This Agreement may not be amended or supplemented except by a writing signed by the Administrative Agent and the Pledgors.
     23. Counterparts; Telecopy Signatures.
     This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.
     24. Construction.
     The rules of construction contained in Section 1.2 of the Credit Agreement apply to this Agreement.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

[SIGNATURE PAGE 1 OF 3 TO PLEDGE AGREEMENT]
     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

[SIGNATURE PAGE 2 OF 3 TO PLEDGE AGREEMENT]

THE O’GARA GROUP, INC.

By:	(SEAL)

Name:

Title:

O’GARA SAFETY & SECURITY INSTITUTE, INC.

By:	(SEAL)

Name:

Title:

O’GARA-TRACOR, INC.

By:	(SEAL)

Name:

Title:

O’GARA-HOMELAND DEFENSE SOLUTIONS, INC.

By:	(SEAL)

Name:

Title:

O’GARA TRAINING AND SERVICES, LLC

By: O’Gara-Homeland Defense Solutions, Inc. Its: Sole Member

By:	(SEAL)

Name:

Title:

[SIGNATURE PAGE 3 OF 3 TO PLEDGE AGREEMENT]

SECURE PRODUCT CREATIONS, LLC

By: O’Gara-Homeland Defense Solutions, Inc. Its: Sole Member

By:	(SEAL)

Name:

Title:

INTERNATIONAL SOCIETY OF FIRST RESPONDERS, LLC

By: O’Gara-Homeland Defense Solutions, Inc. Its: Sole Member

By:	(SEAL)

Name:

Title:

DIFFRACTION LTD.

By:	(SEAL)

Name:

Title:

STS HOLDING COMPANY

By:	(SEAL)

Name:

Title:

SENSOR TECHNOLOGY SYSTEMS, INC.

By:	(SEAL)

Name:

Title:

TOG MOBILE SECURITY, INC.

By:	(SEAL)

Name:

Title:

ACKNOWLEDGEMENT AND CONSENT
TO PLEDGE AGREEMENT
     Each of the undersigned hereby acknowledges receipt of a copy of the Pledge Agreement, dated as of ___, 2009, made by ___[list each Pledgor] for the benefit of PNC Bank, National Association, as Administrative Agent (the “Pledge Agreement”). Each of the undersigned, intending to be legally bound hereby, agrees for the benefit of the Administrative Agent and the Lenders as follows:
     1. Each of the undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned, including without limiting the generality of the foregoing, those terms in Sections 20 and 21 of the Pledge Agreement.
     2. Each of the undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(g) of the Pledge Agreement.
     3. The terms of Section 3 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of the Administrative Agent, the carrying out of Section 3 of the Pledge Agreement.
     4. To the extent that any of undersigned has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, each of undersigned hereby irrevocably waives such immunity in respect of its obligations under the Pledge Agreement and any other document or agreement executed in connection therewith, and each of undersigned agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.
     5. Each of the undersigned acknowledges and agrees that any notices sent to the Pledgor regarding any of the Pledged Collateral shall also be sent to the Administrative Agent in the manner and at the address of Administrative Agent as indicated in Section 17 of the Pledge Agreement.
     6. During the term of this Agreement, each of the undersigned shall not treat any uncertificated ownership interests as securities which are subject to Article 8 of the Code.
[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

[SIGNATURE PAGE 1 OF 5 TO ACKNOWLEDGEMENT AND CONSENT TO PLEDGE AGREEMENT]

O’GARA SAFETY & SECURITY INSTITUTE, INC.

By:

Name:	Abram S. Gordon
Title:	Secretary

Address for Notices:
c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention: Steve Ratterman
Telephone: (513) 489-0069
Telecopy: (513) 489-1825

O’GARA-TRACOR, INC.

By:

Name:	Abram S. Gordon
Title:	Vice President and Secretary

Address for Notices:
c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention: Steve Ratterman
Telephone: (513) 489-0069
Telecopy: (513) 489-1825

[SIGNATURE PAGE 2 OF 5 TO ACKNOWLEDGEMENT AND CONSENT TO PLEDGE AGREEMENT]

O’GARA-HOMELAND DEFENSE SOLUTIONS, INC.

By:

Name:	Abram S. Gordon
Title:	Secretary

Address for Notices:
c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention: Steve Ratterman
Telephone: (513) 489-0069
Telecopy: (513) 489-1825

DIFFRACTION LTD.

By:

Name:	Abram S. Gordon
Title:	Secretary

Address for Notices:
c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention: Steve Ratterman
Telephone: (513) 489-0069
Telecopy: (513) 489-1825

[SIGNATURE PAGE 3 OF 5 TO ACKNOWLEDGEMENT AND CONSENT TO PLEDGE AGREEMENT]

STS HOLDING COMPANY

By:

Name:	Abram S. Gordon
Title:	Vice President and Secretary

Address for Notices:
c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention: Steve Ratterman
Telephone: (513) 489-0069
Telecopy: (513) 489-1825

SENSOR TECHNOLOGY SYSTEMS, INC.

By:

Name:	Abram S. Gordon
Title:	Vice President and Secretary

Address for Notices:
c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention: Steve Ratterman
Telephone: (513) 489-0069
Telecopy: (513) 489-1825

[SIGNATURE PAGE 4 OF 5 TO ACKNOWLEDGEMENT AND CONSENT TO PLEDGE AGREEMENT]

TOG MOBILE SECURITY, INC.

By:

Name:	Abram S. Gordon
Title:	Secretary

Address for Notices:
c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention: Steve Ratterman
Telephone: (513) 489-0069
Telecopy: (513) 489-1825

O’GARA TRAINING AND SERVICES, LLC

By:	O’Gara-Homeland Defense Solutions, Inc., its Sole Member

By:

Name:	Abram S. Gordon
Title:	Secretary

Address for Notices:
c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention: Steve Ratterman
Telephone: (513) 489-0069
Telecopy: (513) 489-1825

[SIGNATURE PAGE 5 OF 5 TO ACKNOWLEDGEMENT AND CONSENT TO PLEDGE AGREEMENT]

SECURE PRODUCT CREATIONS, LLC

By:	O’Gara-Homeland Defense Solutions, Inc., its Sole Member

By:

Name:	Abram S. Gordon
Title:	Secretary

Address for Notices:
c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention: Steve Ratterman
Telephone: (513) 489-0069
Telecopy: (513) 489-1825

INTERNATIONAL SOCIETY OF FIRST RESPONDERS, LLC

By:	O’Gara-Homeland Defense Solutions, Inc., its Sole Member

By:

Name:	Abram S. Gordon
Title:	Secretary

Address for Notices:
c/o The O’Gara Group, Inc.
7870 E. Kemper Road, Suite 460
Cincinnati, Ohio 45249
Attention: Steve Ratterman
Telephone: (513) 489-0069
Telecopy: (513) 489-1825

SCHEDULE A
TO
PLEDGE AGREEMENT
Description of Pledged Collateral
A.	Corporations

B.	Limited Liability Companies

C.	Partnerships

EXHIBIT 1.1(S)
FORM OF
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”), dated as of January 16, 2009, is entered into by and between EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AND EACH OF THE OTHER PERSONS WHICH BECOMES A DEBTOR HEREUNDER FROM TIME TO TIME (each a “Debtor” and collectively, the “Debtors”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”) for the Lenders (as defined below);
WITNESSETH THAT:
     WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owner and the holder of the Collateral (as defined in Section 1 hereof); and
     WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Credit Agreement”) of even date herewith by and among The O’Gara Group, Inc. (the “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors now or hereafter party thereto (the “Guarantors”), the Administrative Agent and the Lenders have agreed to make certain loans to the Borrower; and
     WHEREAS, the obligation of the Administrative Agent and the Lenders to make loans under the Credit Agreement is subject to the condition, among others, that the Loan Parties secure the Obligations to the Administrative Agent and the Lenders under the Credit Agreement, the other Loan Documents and otherwise as more fully described herein in the manner set forth herein.
     NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
     1. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein and the rules of construction set forth in Section 1.2 of the Credit Agreement shall apply to this Agreement. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:
     (a) “Code” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as amended from time to time except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.

     (b) “Collateral” means all of each Debtor’s right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):
     (i) all now existing and hereafter acquired or arising Accounts, Goods, Health Care Insurance Receivables, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter of Credit Rights, advices of credit, money, Commercial Tort Claims as listed on Schedule B hereto (as such Schedule is amended or supplemented from time to time), Equipment, As-Extracted Collateral, Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including, without limitation, all insurance policies and proceeds thereof);
     (ii) to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing; and
     (iii) all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including, without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.
     (c) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Obligations of the Debtors to the Administrative Agent, the Lenders, or any provider of any Lender Provided Hedge or any provider of any Other Lender Provided Financial Service Products under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of the Debtors to the Administrative Agent, the Lenders, or any obligation in connection with any Lender Provided Hedge or any Other Lender Provided Financial Service Products, now existing or hereafter incurred under the Credit Agreement, the Notes, the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Debtors or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of the Debtors with respect to any one or more Letters of Credit issued by Administrative Agent; (iii) all indebtedness, loans, obligations, expenses and liabilities of the Debtors to the Administrative Agent or any of the Lenders, or any obligations incurred in connection with any Lender Provided Hedge or any Other Lender Provided Financial Service Products; and (iv) any sums advanced by the Administrative Agent or the Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations.
     (d) “Receivables” means all of the Collateral, except Equipment, Inventory and Fixtures.
     2. As security for the due and punctual payment and performance of the Secured Obligations in full, each Debtor hereby agrees that the Administrative Agent and the Lenders and any provider of any Lender Provided Hedge or any Other Lender Provided Financial Service Products shall have, and each Debtor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself, the Lenders and any provider of any Lender Provided Hedge or any Other Lender Provided Financial Service Products, a continuing first priority lien on and security interest under the Code in and to the Collateral subject only to Permitted Liens. Without limiting the generality of Section 4 below, each Debtor further agrees that with respect to each item of the Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code, or (ii) the perfection of a valid and enforceable first priority security interest therein under the Code cannot be accomplished either by the Administrative Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements, such Debtor will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Administrative Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against such Debtor and all third parties to secure the Secured Obligations.
     3. Each Debtor represents and warrants to the Administrative Agent and the Lenders that (a) the Debtors have good and marketable title to the Collateral, (b) except for the security interest granted to and created in favor of the Administrative Agent for the benefit of itself and the Lenders hereunder and Permitted Liens, all the Collateral is free and clear of any Lien, (c) the Debtors will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, (d) each Account is genuine and enforceable in accordance with its terms and the Debtors will defend the same against all claims, demands, recoupment, setoffs, and counterclaims at any time asserted, (e) at the time any Account becomes subject to this Agreement, each such Account will be a good and valid Account representing a bona fide sale of goods or services by the Debtors and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors (or for those on behalf of whom the account debtors are obligated on the Accounts), and no such Account will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account debtor or otherwise, except for such claims arising in the ordinary course of the applicable Debtor’s business which are not material and for which such Debtor maintains adequate reserves or other appropriate provisions as shall be required by GAAP, (f) the exact legal name of each Debtor is as set forth on the signature page hereto, and (g) the state of incorporation, formation or organization as applicable, of each Debtor is as set forth on Schedule A hereto.
     4. Each Debtor will faithfully preserve and protect the Administrative Agent’s security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens, and will do all such other acts and things and will, upon request therefor by the Administrative Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Administrative Agent to so file, all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); and, each Debtor hereby irrevocably appoints the Administrative Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for each Debtor to execute, deliver, file and record such items for such Debtor and in the Debtor’s name, place and stead to preserve, continue, perfect and protect said security interest. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.
     5. Each Debtor covenants and agrees that:
     (a) it will defend the Administrative Agent’s and the Lenders’ right, title and lien on and security interest in and to the Collateral and the Proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Administrative Agent;
     (b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;
     (c) it will not take or omit to take any action, the taking or the omission of which might result in a material alteration (except as permitted by the Credit Agreement) or impairment of the Collateral or of the Administrative Agent’s rights under this Agreement;
     (d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 8.2.7 [Disposition of Assets or Subsidiaries] of the Credit Agreement;
     (e) it will (i) except for such Collateral delivered to the Administrative Agent pursuant to this Section or otherwise now or hereafter under the control of the Administrative Agent, obtain and maintain sole and exclusive possession of the Collateral, (ii) maintain its chief executive office and keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Administrative Agent prior notice and taken any action reasonably requested by the Administrative Agent to maintain its security interest therein, (iii) notify the Administrative Agent if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Administrative Agent upon the Administrative Agent’s request therefor all Collateral consisting of Instruments and Chattel Paper promptly upon the Debtor’s receipt of a request therefor, (iv) deliver to the Administrative Agent possession of all Collateral the possession of which is required to perfect the Administrative Agent’s Lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (v) execute control agreements and cause other Persons to execute acknowledgments in form and substance reasonably satisfactory to the Administrative Agent evidencing the Administrative Agent’s control with respect to all Collateral the control or acknowledgment of which perfects the Administrative Agent’s security interest therein, including Letters of Credit, Letter of Credit Rights, Electronic Chattel Paper, Deposit Accounts and Investment Property, and (vi) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Administrative Agent may from time to time reasonably require;
     (f) it will promptly furnish to the Administrative Agent such information and documents relating to the Collateral as the Administrative Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor’s contracts or the performance thereof, all of the foregoing to be certified upon request of the Administrative Agent by an authorized officer of such Debtor;
     (g) it shall immediately notify the Administrative Agent if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof or any one or more of the states of the United States or any department, agency, or instrumentality thereof, and will execute any instruments and take any steps required by the Administrative Agent so that all monies due and to become due under such contract shall be assigned to the Administrative Agent and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act;
     (h) it will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice to the Administrative Agent;
     (i) it will not change its name without providing thirty (30) days prior written notice to the Administrative Agent;
     (j) except as permitted by the Credit Agreement, it shall preserve its current existence as a corporation or a limited liability, as applicable, and shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not the Debtor, or (ii) sell all or substantially all or its assets;
     (k) if such Debtor shall at any time acquire a commercial tort claim, as defined in the Code, the Debtor shall promptly notify the Administrative Agent in a writing signed by such

Debtor of the details thereof and grant to the Administrative Agent for the benefit of the Lenders in such writing a security interest therein and in the Proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent and such writing shall constitute a supplement to Schedule B hereto;
     (l) it hereby authorizes the Administrative Agent to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments. Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request. Any such financing statements, continuation statements, or amendments may be signed by Administrative Agent on behalf of such Debtor if the Administrative Agent so elects and may be filed at any time in any applicable jurisdictions; and
     (m) it shall at any time and from time to time take such steps as the Administrative Agent may reasonably request as are necessary for the Administrative Agent to insure the continued perfection of the Administrative Agent’s and the Lenders’ security interest in the Collateral with the same priority required hereby and the preservation of its rights therein.
     6. Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Administrative Agent’s and the Lenders’ rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Administrative Agent takes such action for that purpose as the Debtor shall request in writing; provided that such requested action will not, in the judgment of the Administrative Agent, impair the security interest in the Collateral created hereby or the Administrative Agent’s and the Lenders’ rights in, or the value of, the Collateral; provided further that such written request is received by the Administrative Agent in sufficient time to permit the Administrative Agent to take the requested action.
     7. The pledge, security interests, and other Liens and the Obligations of each Debtor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Debtor or which would otherwise operate as a discharge of the Debtor as a matter of law or equity. Without limiting the generality of the foregoing, each Debtor hereby consents to, and the pledge, security interests, and other Liens given by such Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:
     (a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;
     (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Secured Obligations;
     (c) Any failure to assert any breach of or default under any Loan Document or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Debtor or any other Person under or in connection with any Loan Document or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other Obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;
     (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;
     (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the existing structure or existence of, any Debtor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or the Debtor or by any other Person in connection with any such proceeding;

     (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Debtor or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations; or
     (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including each Debtor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.
     8. Each Debtor hereby waives any and all defenses which such Debtor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Debtor hereby waives any defense to or limitation on its Obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Debtor hereby further waives each of the following:
     (a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Debtor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of the Debtors or any other Person to comply with any Loan Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Debtors or any other Person;
     (b) Any right to any marshalling of assets, to the filing of any claim against such Debtor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that such Debtor receive notice of any such acceptance; and
     (c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of the Collateral for any of the Secured Obligations),

which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against such Debtor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.
     9. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such actions as the Administrative Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Administrative Agent’s and the Lenders’ first priority security interest in or Lien on the Collateral, (ii) to inspect, audit and verify the Collateral, including reviewing all of each Debtor’s books and records and copying and making excerpts therefrom; provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Debtor’s premises is required, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Lenders within ten (10) days after demand;
     (b) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such action as the Administrative Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtors hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Lenders within ten (10) days after demand.
     10. After there exists and during the continuation of any Event of Default under the Credit Agreement:
     (a) The Administrative Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided at Law and as set forth below, including, without limitation, to take over and collect all of any Debtor’s Receivables and all other Collateral, and to this end each Debtors hereby appoints the Administrative Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Administrative Agent or to any place designated by the Administrative Agent at the Debtors’ expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of any Debtor’s rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Administrative Agent deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or Proceeds from any account debtor, (xii) prepare, file and sign any Debtor’s name on any proof of claim in Relief Proceeding or similar document against any account debtor, (xiii) prepare, file and sign any Debtor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in the Administrative Agent’s sole discretion, to fulfill each Debtor’s obligations to the Administrative Agent or the Lenders under the Credit Agreement, Loan Documents or otherwise, (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory, (xvi) use any Debtor’s stationery and sign such Debtor’s name to verifications of the Receivables and notices thereof to account debtors, (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Administrative Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor’s debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Administrative Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Administrative Agent.
     (b) The Administrative Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by the Debtors that, in the absence of any contrary requirement of Law, ten (10) days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Administrative Agent shall have the right to conduct such sales on any Debtor’s premises or elsewhere and shall have the right to use any Debtor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.
     (c) Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals, etc.), will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other Official Body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents. Without limiting the generality of the foregoing, each Debtor agrees that in the event the Administrative Agent on behalf of itself and/or the Lenders shall exercise its rights hereunder or pursuant to the other Loan Documents, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, each Debtor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Administrative Agent requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Administrative Agent and any other Persons in making any application for the prior consent or approval of any Official Body or any other Person to the exercise by the Administrative Agent on behalf of itself and/or the Lenders or any such rights relating to all or any of the Collateral. Furthermore, because each Debtor agrees that the remedies at law, of the Administrative Agent on behalf of itself and/or the Lenders, for failure of such Debtor to comply with this Subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, each Debtor agrees that this Subsection (c) may be specifically enforced.
     (d) The Administrative Agent may request, without limiting the rights and remedies of the Administrative Agent on behalf of itself and the Lenders otherwise provided hereunder and under the other Loan Documents, that each Debtor do any of the following: (i) give the Administrative Agent on behalf of itself and the Lenders specific assignments of the accounts receivable of the Debtors after such accounts receivable come into existence, and schedules of such accounts receivable, the form and content of such assignment and schedules to be reasonably satisfactory to Administrative Agent, and (ii) in order to better secure the Administrative Agent on behalf of itself and the Lenders, to the extent permitted by Law, enter into such lockbox agreements and establish such lockbox accounts as the Administrative Agent may require, all at the sole expense of the Debtors and shall direct all payments from all payors due to each Debtor, to such lockbox accounts.
     11. The Lien on and security interest in the Collateral granted to and created in favor of the Administrative Agent by this Agreement shall be for the benefit of the Administrative Agent and the Lenders and any provider of a Lender Provided Hedge. Each of the rights, privileges, and remedies provided to the Administrative Agent hereunder or otherwise by Law with respect to the Collateral shall be exercised by the Administrative Agent only for its own benefit and the benefit of the Lenders, and any of the Collateral or Proceeds thereof held or realized upon at any time by the Administrative Agent shall be applied as set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement. Each Debtor shall remain liable to the Administrative Agent and the Lenders and any provider of a Lender Provided Hedge for and shall pay to the Administrative Agent for the benefit of itself and the Lenders and any provider of a Lender Provided Hedge any deficiency which may remain after such sale or collection.
     12. If the Administrative Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence and continuance of an Event of Default, then to the extent it is commercially reasonable for the Administrative Agent to store any Collateral on any premises of any Debtor, such Debtor hereby agrees to lease to the Administrative Agent on a month-to-month tenancy for a period not to exceed ninety (90) days at the Administrative Agent’s election, at a rental rate equal to One Dollar ($1.00) per month (if such Debtor owns the premises), and at the current rental rate per month (if such Debtor leases the premises), the premises on which the Collateral is located; provided it is located on premises owned or leased by such Debtor.
     13. Upon indefeasible payment in full of the Secured Obligations, the expiration of all Commitments and Letters of Credit, and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Administrative Agent shall thereupon promptly return to such Debtor such of the Collateral and such other documents delivered by the Debtor or obtained by the Administrative Agent hereunder as may then be in the Administrative Agent’s possession, subject to the rights of third parties. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     14. No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Administrative Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.
     15. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.
     16. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Summary attached hereto as Schedule A is accurate and complete and contains no material omission or misrepresentation. Each Debtor shall promptly notify the Administrative Agent of any changes in the information set forth thereon.
     17. Each Debtor acknowledges that the provisions hereof giving the Administrative Agent rights of access to books, records and information concerning the Collateral and such Debtor’s operations and providing the Administrative Agent access to such Debtor’s premises are intended to afford the Administrative Agent with immediate access to current information concerning the Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Administrative Agent can, among other things, make an appropriate determination after the occurrence and during the continuation of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including, without limitation, instituting a replevin action should the Debtor refuse to turn over any Collateral to the Administrative Agent. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Administrative Agent, such Debtor acknowledges that the Administrative Agent would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Administrative Agent and waives any claim or defense in any such action or proceeding that the Administrative Agent has an adequate remedy at Law.
     18. This Agreement shall be binding upon, and inure to the benefit of, the Administrative Agent, the Lenders and their respective successors and assigns, and the Debtor and each of its respective successors and assigns, except that the Debtors may not assign or transfer its obligations hereunder or any interest herein.
     19. This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State excluding its rules relating to conflicts of law.
     20. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     21. Each Debtor hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal Court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each Debtor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Debtor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Debtor in care of the Process Agent at the Process Agent’s address, and each Debtor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Debtor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 21. The Process Agent is The O’Gara Group, Inc., with an office on the date hereof at 7870 E. Kemper Road, Suite 460, Cincinnati, Ohio 45249, U.S.A. The Debtors shall produce to the Administrative Agent evidence of the acceptance by Process Agent of such appointment.
     22. EXCEPT AS PROHIBITED BY LAW, EACH DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
     23. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Debtor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of the signature pages hereof purporting to be signed on behalf of the Debtor shall constitute effective and binding execution and delivery hereof by such Debtor.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 3 TO SECURITY AGREEMENT]
     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth with the intention that this Agreement constitutes a sealed instrument.
DEBTORS:

THE O’GARA GROUP, INC.

By:	(SEAL)
Name:

Title:

O’GARA SAFETY & SECURITY INSTITUTE, INC.

By:	(SEAL)
Name:

Title:

O’GARA-TRACOR, INC.

By:	(SEAL)
Name:

Title:

O’GARA-HOMELAND DEFENSE SOLUTIONS, INC.

By:	(SEAL)
Name:

Title:

O’GARA TRAINING AND SERVICES, LLC
By: O’Gara-Homeland Defense Solutions, Inc. Its: Sole Member

By:	(SEAL)
Name:

Title:

[SIGNATURE PAGE 2 OF 3 TO SECURITY AGREEMENT]

SECURE PRODUCT CREATIONS, LLC
By: O’Gara-Homeland Defense Solutions, Inc. Its: Sole Member

By:	(SEAL)
Name:

Title:

INTERNATIONAL SOCIETY OF FIRST RESPONDERS, LLC
By: O’Gara-Homeland Defense Solutions, Inc. Its: Sole Member

By:	(SEAL)
Name:

Title:

DIFFRACTION LTD.

By:	(SEAL)
Name:

Title:

STS HOLDING COMPANY

By:	(SEAL)
Name:

Title:

SENSOR TECHNOLOGY SYSTEMS, INC.

By:	(SEAL)
Name:

Title:

TOG MOBILE SECURITY, INC.

By:	(SEAL)
Name:

Title:

[SIGNATURE PAGE 3 OF 3 TO SECURITY AGREEMENT]
ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

SCHEDULE A
TO
SECURITY AGREEMENT
SECURITY INTEREST DATA SUMMARY

SCHEDULE B
TO
SECURITY AGREEMENT
COMMERCIAL TORT CLAIMS

EXHIBIT 2.5.1
FORM OF
LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, PA 15219
Telephone No.: (412) 762-7638
Telecopier No.: (412) 762-8672
Attn: Rini Davis

FROM:	THE O’GARA GROUP, INC., an Ohio corporation (the “Borrower”)

RE:	Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as January 16, 2009, by and among The O’Gara Group, Inc., an Ohio corporation, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.	Pursuant to Section 2.5.1 [Revolving Credit Loan Requests] of the Credit Agreement, the undersigned Borrower irrevocably requests [check one line under 1.(a) below and fill in blank space next to the line as appropriate]:

1.	(a)	—	A new Revolving Credit Loan, OR
		—	Renewal of the LIBOR Rate Option applicable to an outstanding [specify type of Loan — Revolving Credit Loan or Term Loan] originally made on , 20___, OR
		—	Conversion of the Base Rate Option applicable to an outstanding [specify type of Loan — Revolving Credit Loan or Term Loan] originally made on , 20___to a Loan to which the LIBOR Rate Option applies, OR
		—	Conversion of the LIBOR Rate Option applicable to an outstanding [specify type of Loan — Revolving Credit Loan or Term Loan] originally made on ___, 20___ to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:
[Check one line under 1.(b) below and fill in blank spaces in line next to line]:

1.(b)(i)	—	Under the Base Rate Option. Such Loan shall have a Borrowing Date of , 20___(which date shall be the same Business Day as the Business Day of receipt by the Administrative Agent by 10:00 a.m. eastern time of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the LIBOR Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR

(ii)	—	Under the LIBOR Rate Option. Such Loan shall have a Borrowing Date of , 20___ (which date shall be (i) three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 10:00 a.m. eastern time of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies, in any case where such Loan is to be advanced in U.S. Dollars, or (ii) four (4) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 10:00 a.m. eastern time of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Revolving Credit Loan to which the LIBOR Rate Option applies, or converting a Revolving Credit Loan to which the Base Rate Option applies to a Revolving Credit Loan to which the LIBOR Rate Option applies, in any case where such Revolving Credit Loan is to be advanced in an Alternate Currency).

2.	Such Loan is in the principal amount of U.S. $ or the principal amount to be renewed or converted is U.S. $
[for Revolving Credit Loans under Section 2.5.1 not to be less than $1,000,000 and in increments of $500,000 for each Borrowing Tranche under the LIBOR Rate Option and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option and in increments of $100,000].

3.	[Complete blank below if the Borrower is selecting a Revolving Credit Loan to which the LIBOR Rate Option applies to be advanced in an Alternate Currency]:
Such Revolving Credit Loan shall have an Interest Period of one Month and shall be advanced in [Euro, Mexican Pesos, British Pounds, Canadian Dollars, Croatian

2

Kuna] as the Alternate Currency:

4.	[Complete blank below if the Borrower is selecting the LIBOR Rate Option for a Loan advanced in U.S. Dollars]:
Such Loan shall have an Interest Period of [one, two, three, or six] Month(s):

B.	As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of such Persons under the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as a specified date (which were true and correct in all material respects, as applicable, as of such date); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to the Borrower, any other Loan Party, any Subsidiary of the Borrower or of any other Loan Party, or any Lender; the making of such Loan shall not cause the Dollar Equivalent amount of the aggregate Revolving Credit Loans plus the Letter of Credit Obligations to exceed the Revolving Credit Commitments; the Revolving Facility Usage plus the amount outstanding Swing Loans does not exceed the Revolving Credit Commitments; and the aggregate Dollar Equivalent Amount of all Loans and Letters of Credit denominated in an Alternate Currency does not exceed U.S. $5,000,000.

C.	The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

1.	—	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ .

2.	—	Funds to be wired per the following wire instructions:
U.S. $ Amount of Wire Transfer
Bank Name:
ABA:
Account Number:
Account Name:
Reference:

3.	—	Funds to be wired per the attached Funds Flow (multiple wire transfers).

3

[SIGNATURE PAGE FOLLOWS]

4

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]
     The undersigned certifies to the Administrative Agent as to the accuracy of the foregoing with the intention that this Loan Request constitute a sealed instrument.

THE O’GARA GROUP, INC.

By:
Name:

Title:

EXHIBIT 2.5.2
FORM OF
SWING LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, PA 15219
Telephone No.: (412) 762-7638
Telecopier No.: (412) 762-8672
Attn: Rini Davis

FROM:	THE O’GARA GROUP, INC., an Ohio corporation (the “Borrower”)

RE:	Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of January 16, 2009, by and among The O’Gara Group, Inc., an Ohio corporation, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
     Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Credit Agreement.
     Pursuant to Section 2.5.2 of the Credit Agreement, the Borrower hereby makes, irrevocably, the following Swing Loan Request:

1.	Aggregate principal amount of such Swing Loan (may not be less than $100,000)	U.S. $

2.	Proposed Borrowing Date (which date shall be on or after the date on which the Administrative Agent receives this Swing Loan Request, with such Swing Loan Request to be received no later than 12:00 p.m. eastern time on the Borrowing Date)	, 20___

3.	The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

a. ___ Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ .

b. ___ Funds to be wired per the following wire instructions:
U.S. $ Amount of Wire Transfer Bank Name: ABA: Account Number: Account Name: Reference:

c. ___ Funds to be wired per the attached Funds Flow (multiple wire transfers).

4.	As of the date hereof and the date of making the above-requested Swing Loan (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of such Persons under the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as a specified date (which were true and correct in all material respects, as applicable, as of such date); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Swing Loan shall not contravene any Law applicable to the Borrower, any other Loan Party, any Subsidiary of the Borrower or of any other Loan Party, or any Lender; and the aggregate principal amount of Swing Loans and the Revolving Credit Loans of all the Lenders does not exceed the Revolving Credit Commitments.
[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN REQUEST]
     The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on                     , 20___.

THE O’GARA GROUP, INC.

By:
Name:

Title:

EXHIBIT 8.2.6
FORM OF
ACQUISITION COMPLIANCE CERTIFICATE
     This certificate is delivered pursuant to Section 8.2.6 of that certain Credit Agreement dated as of January 16, 2009 (the “Credit Agreement”) by and among The O’Gara Group, Inc., an Ohio corporation (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”), the Guarantors from time to time party thereto (the “Guarantors”) and PNC Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
     The undersigned officer,                     , the                      [President/Chief Executive Officer/Chief Financial Officer] of the Borrower, does hereby certify, on behalf of the Borrower and each of the other Loan Parties (i) that Consolidated EBITDA and other income and expense items and results of operations for a period identical to the period of a fiscal quarter or quarters for which financial statements and the related Compliance Certificate were most recently delivered, which was the period ended                     , 20___(the “Report Date”), and (ii) after giving pro forma effect to the Permitted Acquisition, which is the basis for this Certificate, as follows:
(1) Description of Proposed Permitted Acquisition.
     Borrower desires that                      [list Borrower or other Loan Party that will be making the Acquisition] (the “Acquiring Company”) [acquire the assets/acquire the stock] [by purchase/by merger] (the “Acquisition”) of                                          [Insert name of entity or business division whose assets are being acquired or the entity whose equity interests are being acquired] (the “Target”) from                      [identify the name(s) of the seller(s) of such assets or equity interests] (the “Seller”).
     The proposed date of Acquisition is                      (the “Acquisition Date”). The Target is engaged in                      [describe business being acquired]. The board of directors or other equivalent governing body of the Seller has approved of such Permitted Acquisition, and evidence of such approval is attached hereto.
(2)	Maximum Leverage Ratio. After giving effect to the Acquisition, the Leverage Ratio of the Loan Parties is (insert ratio from (2)(C) below), which was not greater than 2.25 to 1.0, as required by Section 8.2.6(ii)(G) of the Credit Agreement, and calculated as follows:

PNC Bank, National Association, as
          Administrative Agent

(A)	Consolidated Indebtedness of the Borrower and its Subsidiaries, determined, consolidated and calculated in accordance with GAAP as of the date hereof as to any and all indebtedness, obligations or liabilities for or in respect of the following[1]:

(i)	borrowed money	$

(ii)	amounts raised under or liabilities in respect of any note purchase or acceptance credit facility	$

(iii)	reimbursement obligations[2]	$

(iv)	any other transaction[3] having the commercial effect of a borrowing of money entered into by the Borrower or any of its Subsidiaries to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other similar evidence of indebtedness and which are not more than 120 days past due)	$

(v)	any Guaranty by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money	$

(vi)	the sum of items (2)(A)(i) through (2)(A)(v) equals consolidated Indebtedness	$
(B)	Consolidated EBITDA of the Borrower and its Subsidiaries calculated on a pro forma basis, determined, consolidated and calculated in accordance with GAAP for the applicable period

[1]	Include Indebtedness and other liabilities assumed and incurred in connection with the Acquisition.

[2]	Include reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device.

[3]	Include forward sale or purchase agreements, capitalized leases and conditional sales agreements.

PNC Bank, National Association, as
          Administrative Agent

then ended[4], as follows:

(i)	net income	$

(ii)	depreciation	$

(iii)	depletion	$

(iv)	amortization	$

(v)	interest expense	$

(vi)	income tax expense	$

(vii)	non-cash loss on derivative items (SFAS 133 and its successors)	$

(viii)	non-cash purchase accounting adjustments (SFAS 141 and its successors)	$

(ix)	non-cash foreign currency transaction losses (SFAS 52 and its successors)	$

(x)	other non-recurring, non-cash charges to net income	$

(xi)	non-recurring Transaction Expenses paid during such period then ended as of the Report Date which are expensed and not capitalized, if applicable to such applicable period then ended as of the Report Date	$

(xii)	excess compensation paid for and expensed by Transportadora de Proteccion y Seguridad, S.A. de C.V. during the 2008 fiscal year (not to exceed $2,100,000 for such fiscal year), if applicable to such applicable period then ended as of the Report Date	$

[4]	If the date hereof is a fiscal quarter end, for the four (4) fiscal quarters then ended. If the date hereof is not a fiscal quarter end, for the four (4) fiscal quarters most recently ended.

PNC Bank, National Association, as
          Administrative Agent

(xiii)	founders bonus paid for and expensed by the Borrower during the 2008 fiscal year (not to exceed $1,000,000 for such fiscal year), if applicable to such applicable period then ended as of the Report Date	$

(xiv)	non-cash stock option expense items (SFAS 123, 148 and APB 25 and each of their respective successors)	$

(xv)	non recurring, non-cash credits to net income	$

(xvi)	interest income	$

(xvii)	non-cash gain on derivative items (SFAS 133 and its successors)	$

(xviii)	non-cash foreign currency transaction gains (SFAS 52 and its successors)	$

(xix)	non-cash stock option gain items (SFAS 123, 148 and APB 25 and each of their respective successors)	$

(xx)	the sum of items (2)(B)(xv) through (2)(B)(xix)	$

(xxi)	the sum of items (2)(B)(i) through (2)(B)(xiv) minus item (2)(B)(xx) equals Consolidated EBITDA of the Borrower and its Subsidiaries	$

(xxii)	Consolidated EBITDA of (insert name of entity or business division whose business or assets were disposed of, if any)[5]	$

(xxiii)	Consolidated EBITDA of (insert name of entity or business division whose assets were acquired or the entity who equity interests were acquired other than the Target, if any)[6]	$

[5]	With respect to a business or assets disposed of by the Loan Parties pursuant to Section 8.2.7 [Disposition of Assets or Subsidiaries] of the Credit Agreement during the applicable period, if any, Consolidated EBITDA shall be calculated as if such disposition had been consummated at the beginning of such period.

[6]	With respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition or the Acquisitions, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition or Acquisitions had been consummated at the beginning of such period.

PNC Bank, National Association, as
          Administrative Agent

	(xxiv)	Consolidated EBITDA of the Target	$

	(xxv)	Item (2)(B)(xxi) minus item (2)(B)(xxii) plus item (2)(B)(xxiii) plus item (2)(B)(xxiv) equals Consolidated EBITDA of the Borrower and its Subsidiaries on a pro forma basis	$

(C)	Item (2)(A)(vi) divided by item (2)(B)(xxv)		__ to 1.0
(3)	Availability. After giving effect to the Acquisition and any Loan associated therewith, Availability is $ , which is at least $10,000,000, as required by Section 8.2.6(ii)(F) of the Credit Agreement.
(4)	Representations, Warranties and Covenants. The representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true in all respects) on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except for representations and warranties made as a specified date, which were true in all material respects, as applicable, as of such date), and each of the Borrower and the other Loan Parties has performed and complied with all covenants and conditions of such Person under the Credit Agreement and the other Loan Documents.

(5)	Event of Default or Potential Default. No Event of Default or Potential Default has occurred and is continuing or exists as of the date hereof, and immediately prior to and after giving effect to the Acquisition.
[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE 1 OF 1 TO
ACQUISITION COMPLIANCE CERTIFICATE
     IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of                     , 20___.

THE O’GARA GROUP, INC.

By:
Name:
Title:

EXHIBIT 8.3.3
FORM OF
QUARTERLY COMPLIANCE CERTIFICATE
     This certificate is delivered pursuant to Section 8.3.3 of that certain Credit Agreement dated as of January 16, 2009 (the “Credit Agreement”) by and among The O’Gara Group, Inc., an Ohio corporation (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”), the Guarantors from time to time party thereto (the “Guarantors”) and PNC Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
     The undersigned officer,                                           , the                        [President/Chief Executive Officer/Chief Financial Officer] of the Borrower, does hereby certify as of the quarter/year ended                                           , 20___(the “Report Date”), as follows:
(1)	Minimum Fixed Charge Coverage Ratio (Section 8.2.15). As of the Report Date, the Fixed Charge Coverage Ratio of the Loan Parties is (insert ratio from (1)(C) below), which was not less than [1] to 1.0, as required by Section 8.2.15 of the Credit Agreement, and is calculated as follows:

(A) Consolidated EBITDA of the Borrower and its Subsidiaries, determined, consolidated and calculated in accordance with GAAP for the applicable period then ended (see footnote 1), as follows:

(i) net income	$

(ii) depreciation	$

(iii) depletion	$

(iv) amortization	$

(v) interest expense	$

(vi) income tax expense	$

[1]	Insert as applicable for the appropriate period: (i) 1.10, as of the end of the fiscal quarter ending September 30, 2009 to be calculated for the three fiscal quarters then ended, (ii) 1.10, as of the end of the fiscal quarter ending December 31, 2009 to be calculated for the four fiscal quarters then ended, or (iii) 1.25, as of the end of each fiscal quarter thereafter to be calculated for the four fiscal quarters then ended.

PNC Bank, National Association, as
     Administrative Agent

(vii) non-cash loss on derivative items (SFAS 133 and its successors)	$

(viii) non-cash purchase accounting adjustments (SFAS 141 and its successors)	$

(ix) non-cash foreign currency transaction losses (SFAS 52 and its successors)	$

(x) other non-recurring, non-cash charges to net income	$

(xi) non-recurring Transaction Expenses paid during such period then ended as of the Report Date which are expensed and not capitalized, if applicable to such applicable period then ended as of the Report Date
$

(xii) excess compensation paid for and expensed by Transportadora de Proteccion y Seguridad, S.A. de C.V. during the 2008 fiscal year (not to exceed $2,100,000 for such fiscal year), if applicable to such applicable period then ended as of the Report Date
$

(xiii) founders bonus paid for and expensed by the Borrower during the 2008 fiscal year (not to exceed $1,000,000 for such fiscal year), if applicable to such applicable period then ended as of the Report Date
$

(xiv) non-cash stock option expense items (SFAS 123, 148 and APB 25 and each of their respective successors)	$

(xv) non-recurring, non-cash credits to net income	$

(xvi) interest income	$

(xvii) non-cash gain on derivative items (SFAS 133 and its successors)	$

(xviii) non-cash foreign currency transaction gains (SFAS 52 and its successors)	$

(xix) non-cash stock option gain items (SFAS 123,	$

PNC Bank, National Association, as
     Administrative Agent

148 and APB 25 and each of their respective successors)	$

(xx) the sum of items (1)(A)(xv) through (1)(A)(xix)	$

(xxi) the sum of items (1)(A)(i) through (1)(A)(xiv) minus item (1)(A)(xx) equals Consolidated EBITDA of the Borrower and its Subsidiaries	$

(xxii) Consolidated EBITDA of (insert name of entity or business division whose business or assets were disposed of, if any)[2]	$

(xxiii) Consolidated EBITDA of (insert name of entity or business division whose assets were acquired or the entity who equity interests were acquired (the “Target”), if any)[3]	$

(xxiv) Item (1)(A)(xxi) minus item (1)(A)(xxii) plus item (1)(A)(xxiii) equals Consolidated EBITDA of the Borrower and its Subsidiaries on a pro forma basis	$

(B) Fixed Charges of the Borrower and its Subsidiaries, determined, consolidated and calculated in accordance with GAAP for the applicable period then ended (see footnote 1), as follows:

(i) interest expense	$

(ii) income taxes	$

[2]	With respect to a business or assets disposed of by the Loan Parties pursuant to Section 8.2.7 [Disposition of Assets or Subsidiaries] of the Credit Agreement during the applicable period, if any, Consolidated EBITDA shall be calculated as if such disposition had been consummated at the beginning of such period.

[3]	With respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition or the Acquisitions, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition or Acquisitions had been consummated at the beginning of such period.

PNC Bank, National Association, as
     Administrative Agent

(iii) scheduled principal installments on Indebtedness (as adjusted for prepayments)	$

(iv) capital expenditures	$

(v) payments under capitalized leases	$

(vi) the sum of items (1)(B)(i) through (1)(B)(v) equals Fixed Charges	$

(C) Item (1)(A)(xxiv) divided by item (1)(B)(vi)	to 1.0
(2)	Maximum Leverage Ratio (Section 8.2.16). As of the Report Date, the Leverage Ratio of the Loan Parties is (insert ratio from (2)(C) below), which was not greater than [4] to 1.00, as required by Section 8.2.16 of the Credit Agreement, and is calculated as follows:
(A)	Consolidated Indebtedness of the Borrower and its Subsidiaries, determined, consolidated and calculated in accordance with GAAP for the applicable period then ended (see footnote 4) as to any and all indebtedness, obligations or liabilities for or in respect of the following:

[4]	Insert as applicable from the table below for the appropriate period:

Period	Ratio
Fiscal quarter ending March 31, 2009	2.75 to 1.00
Fiscal quarter ending June 30, 2009	2.75 to 1.00
Fiscal quarter ending September 30, 2009	2.75 to 1.00
Fiscal quarter ending December 31, 2009	2.50 to 1.00
Fiscal quarter ending March 31, 2010	2.50 to 1.00
Fiscal quarter ending June 30, 2010	2.50 to 1.00
Fiscal quarter ending September 30, 2010	2.50 to 1.00
Fiscal quarter ending December 31, 2010	2.50 to 1.00
Fiscal quarter ending March 31, 2011 and each fiscal quarter thereafter	2.25 to 1.00

PNC Bank, National Association, as
     Administrative Agent

(i) borrowed money	$

(ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility	$

(iii) reimbursement obligations[5]	$

(iv) any other transaction[6] having the commercial effect of a borrowing of money entered into by the Borrower, any of its Subsidiaries or any Acquired Company to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other similar evidence of indebtedness and which are not more than 120 days past due)
$

(v) any Guaranty by the Borrower, any of its Subsidiaries or any Acquired Company of Indebtedness for borrowed money	$

(vi) the sum of items (2)(A)(i) through (2)(A)(v) equals consolidated Indebtedness	$

(B) Consolidated EBITDA of the Borrower and its Subsidiaries on a pro forma basis (insert amount from item (1)(A)(xxiv) above)	$

(C) Item (2)(A)(vi) divided by item (2)(B)	to 1.00
(3)	Indebtedness (Section 8.2.1).
(A)	As of the Report Date, the aggregate amount of Indebtedness secured by Purchase Money Security Interests incurred by each of the Loan Parties is $ , which amount does not exceed $1,000,000, as required by Section 8.2.1(iv) of the Credit Agreement.

[5]	Include reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device.

[6]	Include forward sale or purchase agreements, capitalized leases and conditional sales agreements.

PNC Bank, National Association, as
     Administrative Agent

(B)	As of the Report Date, the aggregate amount of Indebtedness secured by Purchase Money Security Interests incurred by each of the Excluded Subsidiaries is $ , which amount does not exceed $2,000,000, as required by Section 8.2.1(iv) of the Credit Agreement.

(C)	As of the Report Date, each of the Loan Parties and each of their respective Subsidiaries has entered into the following Hedging Agreements and each of the following has been approved by the Administrative Agent:

(4)	Loans and Investments (Section 8.2.4). As of the Report Date, the aggregate amount of Restricted Investments in Excluded Subsidiaries is $ which amount does not exceed $5,000,000, as required by Section 8.2.4(v) of the Credit Agreement.

(5)	[INSERT IF APPLICABLE TO REPORT DATE TESTING PERIOD:] Capital Expenditures (Section 8.2.14). As of the Report Date, the aggregate amount of payments made by each Loan Party and each of their Subsidiaries on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, is $ , which amount does not exceed $ [7], as required by Section 8.2.14 of the Credit Agreement.

(6)	[INSERT IF APPLICABLE TO REPORT DATE TESTING PERIOD:] Consolidated EBITDA (Section 8.2.17). As of the Report Date, Consolidated EBITDA of the Borrower, its Subsidiaries and the Acquired Companies is $ (insert the amount from item (1)(A)(xxiv) above), which amount is not less than $ [8], as required by Section 8.2.17 of the Credit Agreement.

(7)	Representations, Warranties and Covenants. The representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all

[7]	Insert as applicable for the appropriate period: (i) $7,000,000, for the fiscal year ending as of December 31, 2009, (ii) $6,500,000, for the fiscal year ending as of December 31, 2010, and (iii) $6,000,000, for the fiscal year ending as of December 31, 2011.

[8]	Insert as applicable for the appropriate period from the table below:

Period	Amount
Fiscal quarter ending March 31, 2009	$26,500,000
Fiscal quarter ending June 30, 2009	$26,500,000
Fiscal quarter ending September 30, 2009	$26,500,000

PNC Bank, National Association, as
     Administrative Agent

material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true in all respects) on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except for representations and warranties made as a specified date, which were true in all material respects, as applicable, as of such date), and each of the Borrower and the other Loan Parties has performed and complied with all covenants and conditions of such Person under the Credit Agreement and the other Loan Documents.

(8)	Event of Default or Potential Default. No Event of Default or Potential Default has occurred and is continuing or exists as of the date hereof.
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SIGNATURE PAGE 1 OF 1 TO
QUARTERLY COMPLIANCE CERTIFICATE
     IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of                     , 20___.

THE O’GARA GROUP, INC.

By:
Name:

Title: